================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      INTERLINK COMPUTER SCIENCES, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       INTERLINK COMPUTER SCIENCES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                           TO BE HELD MARCH 6, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of INTERLINK COMPUTER SCIENCES, INC., a Delaware corporation (the "Company"), will be held on Thursday, March 6, 1997 at 2:00 p.m., local time, at the Marriott Courtyard, 4700 Lakeview Boulevard, Fremont California 94538 for the following purposes:

  1. To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected.

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on January 24, 1997 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Charles W. Jepson
                                          President and Chief Executive
                                           Officer

Fremont, California
January 29, 1997


                            YOUR VOTE IS IMPORTANT.

 IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.

                       INTERLINK COMPUTER SCIENCES, INC.

                               ----------------

                            PROXY STATEMENT FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of INTERLINK COMPUTER SCIENCES, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, March 6, 1997 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at 47370 Fremont Boulevard, Fremont, California 94538. The Company's telephone number is (510) 657-9800. The Annual Meeting will be held at the Marriott Courtyard (the "Marriott"), 4700 Lakeview Boulevard, Fremont, CA 94538. The Marriott's phone number is
(510) 656-1800.

  These proxy solicitation materials and the accompanying financial information for the fiscal year ended June 30, 1996, including financial statements, were first mailed on or about January 29, 1997 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

  Stockholders of record at the close of business on January 24, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 7,115,710 shares of the Company's Common Stock, $.001 par value, were issued and outstanding and held of record by approximately 287 stockholders. No shares of the Company's Preferred Stock were outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1996 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise noted below, the Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock.

                                                        COMMON STOCK APPROXIMATE
              FIVE PERCENT STOCKHOLDERS,                BENEFICIALLY PERCENTAGE
       DIRECTORS AND CERTAIN EXECUTIVE OFFICERS            OWNED      OWNED(1)
       ----------------------------------------         ------------ -----------
Entities affiliated with Menlo Ventures (2)............  1,215,626      17.3%
 3000 Sand Hill Road
 Building 4, Suite 100
 Menlo Park, CA 94025
Entities affiliated with Advent International Corp.
 (3)...................................................    947,231      13.5
 101 Federal Street
 Boston, MA 02110......................................
Charles W. Jepson (4)..................................    253,594       3.5
Gloria M. Purdy (5)....................................     94,145       1.3
Donald R. Gammon (6)...................................     51,562         *
D. Benedict Dulley (7).................................     48,227         *
Augustus J. Berkeley (8)...............................     47,603         *
Barbara A. Booth (9)...................................     30,625         *
Christopher A. Markle (10).............................     16,458         *
Michael J. Satterwhite.................................        --          *
Ronald W. Braniff (11).................................     20,979         *

                                                       COMMON STOCK APPROXIMATE
              FIVE PERCENT STOCKHOLDERS,               BENEFICIALLY PERCENTAGE
       DIRECTORS AND CERTAIN EXECUTIVE OFFICERS           OWNED      OWNED(1)
       ----------------------------------------        ------------ -----------
Thomas H. Bredt (12)..................................  1,215,626      17.3%
Andrew I. Fillat (13).................................    947,231      13.5
All directors and executive officers as a group (10
 persons) (14)                                          2,674,488      35.9

--------
 *  Less than 1%

 (1) Applicable percentage of ownership is based on 7,011,481 shares of Common Stock outstanding as of December 31, 1996 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after December 31, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) Includes 607,813 shares held by Menlo Ventures IV, L.P. and 607,813 shares of Common Stock held by Menlo Evergreen V, L.P. (collectively "Menlo Ventures").

 (3) Includes 81,818 shares held by Adtel L.P., 45,454 shares held by Adventact L.P., 1,818 shares held by Advent International Investors II L.P., 36,364 shares held by Advent L.P., 682,054 shares held by Global Private Equity II, L.P. and 99,773 shares held by Golden Gate Development and Investment L.P. (collectively "Advent International").

 (4) Includes 253,594 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

 (5) Includes 94,145 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

 (6) Includes 2,344 shares subject to stock options that are exercisable within 60 days of December 31, 1996. Mr. Gammon resigned his executive officer position on October 16, 1996 and has entered into a consulting relationship with the Company, whereby his options will continue to vest through April 1997.

 (7) Includes 3,646 shares subject to stock options that are exercisable within 60 days of December 31, 1996 and warrants to purchase 44,581 shares held by Mr. Dulley's family.

 (8) Includes 47,603 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

 (9) Includes 10,625 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

(10) Includes 16,458 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

(11) Includes 20,979 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

(12) Includes 1,215,626 shares owned by affiliates of Menlo Ventures, of which Mr. Bredt is a general partner. Mr. Bredt disclaims beneficial ownership of all such shares held by those entities, except to the extent of his pecuniary interest therein arising from his general partnership interests therein.

(13) Includes 947,231 shares owned by entities affiliated with Advent International, of which Mr. Fillat is a Senior Vice President. Mr. Fillat disclaims beneficial ownership of all such shares held by those entities.

(14) Includes 447,050 shares subject to stock options that are exercisable within 60 days of December 31, 1996.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.

  The cost of soliciting proxies will be borne by the Company. The Company has retained Boston Equiserve to provide proxy solicitation services in connection with the Annual Meeting at an estimated cost of $1,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

  Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's offices at 47370 Fremont Boulevard, Fremont, California 94538, no later than September 27, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve as a director until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

  If a quorum is present and voting, the five nominees receiving the highest number of affirmative votes shall be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

  The names of the nominees and certain information about them are set forth below:

                                                                                DIRECTOR
    NAME OF NOMINEE      AGE            POSITION(S) WITH THE COMPANY             SINCE
    ---------------      ---            ----------------------------            --------
Charles W. Jepson.......  50 President, Chief Executive Officer and Director      1992
Thomas H. Bredt (1).....  56 Chairman of the Board of Directors                   1990
Ronald W. Braniff
(1)(2)..................  60 Director                                             1993
D. Benedict Dulley......  52 Vice President of the HARBOR Division and Director   1996
Andrew J. Fillat (2)....  48 Director                                             1994

--------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

  There are no family relationships between any of the directors or executive officers of the Company.

  Charles W. Jepson has served as President, Chief Executive Officer and a member of the Board of Directors since May 1992. Prior to joining the Company, he served as President and Chief Executive Officer for Touch Communications, a networking software company, from April 1991 to January 1992. Shortly after his departure, Touch Communications filed for protection from its creditors under the federal bankruptcy laws. Mr. Jepson holds an M.B.A. from the University of California at Berkeley and a B.A. in Economics from San Jose State University.

  Thomas H. Bredt has served as a member of the Board of Directors since March 1990 and as Chairman of the Board of Directors since May 1992. Mr. Bredt has been a general partner with Menlo Ventures, a venture capital firm, from April 1986 to the present. He also serves as a director and member of the Compensation and Audit Committees of Red Brick Systems, a data warehousing company, and as a director and member of the Compensation Committee of Clarify, Inc., an applications software company. Mr. Bredt holds a Ph.D. in Computer Sciences from Stanford University, an M.E.E. from New York University and a B.S. in Engineering from the University of Michigan.

  Ronald W. Braniff has served as a member of the Board of Directors since March 1993. Mr. Braniff is a private investor and software business consultant. He also serves as a director of Apsylog Inc., an application software company, Consensys Software Inc., an applications software company, and DB Star Inc., a systems development tools software company. Mr. Braniff served as President and Chief Executive Officer of ASK

Computer Systems, a computer systems company from 1984 to 1989. From 1966 to 1984 he was employed by Tymshare, a networking company, and held the position of Vice President and General Manager of the Computer Systems Division. Mr. Braniff holds a B.S.M.E. from Oregon State University.

  D. Benedict Dully has served as Vice President of the HARBOR Division since the acquisition of New Era Systems Services, Ltd. ("New Era") in December 1995 and as a member of the Board of Directors since January 1996. From August 1988 to December 1995, he served as President and Chief Executive Officer of New Era, now a wholly-owned subsidiary of the Company. Mr. Dully holds a B.S. in Mathematics from the University of Nottingham in the United Kingdom.

  Andrew I. Fillat has served as a member of the Board of Directors since January 1994. From April 1989 to the present, Mr. Fillat has been a partner with Advent International, a management company for several venture capital and private equity funds, and from June 1995 to the present, he has served as Senior Vice President with Advent International. He serves as a director and member of the Compensation and Audit Committees of Advanced Radio Telecom, a wireless services provider company, Voxware, Inc., a voice-compression and communications company, and Lightbridge, Inc., a services and software provider to wireless carriers. Mr. Fillat holds a B.S. and M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of 13 meetings during fiscal 1996. No director attended fewer than 75% of the meetings of the Board of Directors or committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

  The Audit Committee, which currently consists of Messrs. Bredt and Braniff, held one meeting in fiscal 1996. The Audit Committee oversees actions taken by the Company's independent accountants and reviews the Company's internal financial controls.

  The Compensation Committee, which consists of Messrs. Braniff and Fillat, did not meet in fiscal 1996. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Braniff and Fillat. Mr. Jepson, who is President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Jepson is excluded from discussions regarding his own salary and incentive compensation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

  The names, ages and positions of the Company's executive officers as of December 31, 1996 are as follows:

                                                                                OFFICE
                                                                                 HELD
          NAME           AGE           CURRENT POSITION WITH COMPANY            SINCE
          ----           ---           -----------------------------            ------
Charles W. Jepson.......  50 President, Chief Executive Officer and Director     1992
Augustus J. Berkeley....  50 Vice President of Worldwide Sales                   1995
Barbara A. Booth........  41 Vice President of Research and Development          1992
                             and Customer Support
D. Benedict Dulley......  52 Vice President of the HARBOR Division and Director  1995
Gloria M. Purdy.........  49 Chief Financial Officer and Secretary               1996
Michael J. Satterwhite..  40 Vice President of Human Resources                   1996
Christopher A. Markle...  39 Vice President of Strategic Marketing               1996

  Charles W. Jepson has served as President, Chief Executive Officer and a member of the Board of Directors since May 1992. Prior to joining the Company, he served as President and Chief Executive Officer for Touch Communications, a networking software company, from April 1991 to January 1992. Shortly after his departure, Touch Communications filed for protection from its creditors under the federal bankruptcy laws. Mr. Jepson holds an M.B.A. from the University of California at Berkeley and a B.A. in Economics from San Jose State University.

  Augustus J. Berkeley served as Vice President of North American Sales from January 1995 to December 1995 and has served as Vice President of Worldwide Sales from January 1996 to the present. From March 1993 to January 1995, he served as Vice President of Sales and Marketing at CRAY Research Superserver Inc., a computer systems company. From May 1990 to January 1993, Mr. Berkeley served as Vice President of Marketing at Sequoia Systems, Inc., a computer systems company. Mr. Berkeley holds a B.S. in Economics and Finance from the University of Southwestern Louisiana.

  Barbara A. Booth served as Vice President of Research and Development from December 1992 to October 1994 and has served as Vice President of Research and Development and Customer Support from February 1996 to the present. From September 1995 to February 1996, Ms. Booth was a business development consultant for Inter-Island Systems Development & Integration. Ms. Booth co-founded and served as Vice President of Technology for Viewpoint System Software, Inc., a client/server tools company, from June 1988 until September 1992. Ms. Booth holds a B.A. in Mathematics from the University of California at Berkeley.

  D. Benedict Dully has served as Vice President of the HARBOR Division since the acquisition of New Era in December 1995 and as a member of the Board of Directors since January 1996. From August 1988 to December 1995, he served as President and Chief Executive Officer of New Era, now a wholly-owned subsidiary of the Company. Mr. Dully holds a B.S. in Mathematics from the University of Nottingham in the United Kingdom.

  Gloria M. Purdy has served as Chief Financial Officer and Secretary from January 1996 to the present. She also served as Chief Financial Officer of the Company from June 1992 to October 1992 and from February 1993 to May 1994. Ms. Purdy also served as Vice President of International Operations from February 1994 to September 1995 and Vice President of Business Development from October 1995 to January 1996. She served as Chief Financial Officer for Viewpoint System Software, Inc., a client/server tools company, from 1990 to 1992. Ms. Purdy holds a B.S. in Accounting from Golden Gate University.

  Michael J. Satterwhite has served as Vice President of Human Resources from September 1996 to the present. From October 1995 to September 1996 he was Worldwide Director of Human Resources for Software Publishing Corporation ("SPC"), a visual communications software company. From June 1993 to October 1995, Mr. Satterwhite was the Manager of Human Resources at SPC. From June 1992 to June 1993, he was Manager of Human Resources at Oracle Corporation, an information management software company. From 1990 to June 1992, he was Manager of recruiting and employment at International Business Machines, Inc. Mr. Satterwhite holds a B.S. in Organization Behavior from the University of San Francisco.

  Christopher A. Markle has served as Vice President of Strategic Marketing from December 1996 to the present. He also served as the Company's Director of Marketing from June 1993 to December 1996 and as Director of Engineering from April 1990 to June 1993. Mr. Markle holds a B.S. in Computer Science from the Virginia Polytechnic Institute.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

  The following table sets forth all compensation for services rendered in all capacities during the fiscal year ended June 30, 1996 awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) the Company's other most highly compensated officers whose salary and bonus for such fiscal year exceeded $100,000 and who were serving as an officer of the Company as of the end of such fiscal year (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                       ANNUAL      COMPENSATION
                                  COMPENSATION(1)     AWARDS
                                  ---------------- ------------
                                                    SECURITIES
    NAME AND PRINCIPAL     FISCAL                   UNDERLYING     ALL OTHER
         POSITION           YEAR   SALARY   BONUS   OPTIONS(#)  COMPENSATION(2)
    ------------------     ------ -------- ------- ------------ ---------------
Charles W. Jepson.........  1996  $190,008 $95,300    29,000        $1,339
 President and Chief
  Executive Officer
Augustus J. Berkeley......  1996   100,008 205,648    30,000         1,629
 Vice President of
  Worldwide Sales
Donald R. Gammon(3).......  1996   150,000  76,000    37,500         1,233
 Vice President of
  Marketing
Gloria M. Purdy...........  1996   150,000  60,000    15,000         3,759
 Chief Financial Officer
  and Secretary

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount to such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Includes premiums paid by the Company on life insurance policies where the Company was not the beneficiary.

(3) Mr. Gammon resigned his executive officer position on October 16, 1996 and has entered into a consulting relationship with the Company, whereby his options will continue to vest through April 1997.

                         OPTION GRANTS IN FISCAL 1996

  The following table sets forth information regarding the grant of stock options to each of the Named Executive Officers during the fiscal year ended June 30, 1996.

                                                                             POTENTIAL
                                                                            REALIZABLE
                                                                             VALUE AT
                                                                          ASSUMED ANNUAL
                                        INDIVIDUAL GRANTS                 RATES OF STOCK
                         ------------------------------------------------      PRICE
                         NUMBER OF  PERCENTAGE OF                          APPRECIATION
                         SECURITIES TOTAL OPTIONS                           FOR OPTION
                         UNDERLYING  GRANTED TO     EXERCISE                  TERM(1)
                          OPTIONS   EMPLOYEES IN     PRICE     EXPIRATION ---------------
          NAME           GRANTED(2)  FISCAL 1996  PER SHARE(3)    DATE      5%      10%
          ----           ---------- ------------- ------------ ---------- ------- -------
Charles W. Jepson.......   29,000        8.2%        $1.10      9/19/02   $12,986 $30,264
Augustus J. Berkeley....   30,000        8.4          1.10      9/19/02    13,434  31,308
Donald R. Gammon........   37,500       10.6          1.10      9/19/02    16,793  39,135
Gloria M. Purdy.........   15,000        4.2          1.10      9/19/02     6,717  15,654

--------
(1) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full seven-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

(2) Options vest as of 9/48th of the option shares after nine months from the vesting commencement date and as to 1/48th of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the vesting commencement date. The Board of Directors determined the market value of the Common Stock based on various factors, including the illiquid nature of an investment in the Common Stock, the Company's historical financial performance, the preferences (including liquidation) of the then outstanding Series 1 Preferred Stock, the Company's future prospects and the prices paid for securities of the Company in arm's length transactions between third parties.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant. Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  No Named Executive Officer exercised stock options during fiscal 1996. The following table sets forth certain information regarding stock options held as of June 30, 1996 by the Named Executive Officers.

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                   JUNE 30, 1996           JUNE 30, 1996(1)
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   NAME                      ----------- ------------- ----------- -------------
Charles W. Jepson...........   215,155      70,345     $1,969,980    $633,671
Augustus J. Berkeley........    38,228      36,772        340,229     327,271
Donald R. Gammon............    41,797      33,203        371,993     295,507
Gloria M. Purdy.............    77,687      29,813        703,185     268,065

--------
(1) There was no public trading market for the Common Stock as of June 30, 1996. Accordingly, these values have been calculated on the basis of the initial public offering price of $10.00 per share, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  Mr. Jepson, Mr. Berkeley, Ms. Purdy and Ms. Booth each have entered into letter agreements with the Company which provide for severance payments if they are terminated without cause. Mr. Jepson and Ms. Purdy will be entitled to severance payments equal to six months salary, and Mr. Berkeley and Ms. Booth will be entitled to severance payments equal to three months salary. All of the Named Executive Officers' employment with the Company is terminable at will.

DIRECTOR COMPENSATION

  Members of the Company's Board of Directors do not receive compensation for their services as directors. The Company's 1996 Director Option Plan provides that options will be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. Upon joining the Board of Directors, each new non-employee director will automatically be granted an option to purchase 15,000 shares of Common Stock and each non-employee director will subsequently be granted an additional option to purchase 3,750 shares of Common Stock annually, each such option to be granted at the fair market value of the Common Stock on the date of grant. The initial option grant of 15,000 shares vests at a rate of 1/48th of the shares per month following the date of grant, and the subsequent option grant of 3,750 shares vests at the end of four years. Upon the effectiveness of the Company's initial public offering, each non-employee director received options to purchase 15,000 shares of Common Stock at the then fair market value. In addition, the Company reimburses the reasonable travel expenses of the directors.

REPORT OF THE COMPENSATION COMMITTEE

  The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1996. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

  General. The responsibilities of the Compensation Committee are to administer the Company's various incentive plans, including the Company's 1992 Stock Option Plan and the 1996 Employee Stock Purchase Plan, and to set compensation policies applicable to the Company's executive officers. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall

Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon such officer's own level of performance. Accordingly, each executive officer's compensation package comprises three elements: (i) base salary, which is established primarily on the basis of individual performance and market considerations; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals and the executive's contribution; and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the stockholders.

  Base Salary. Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Committee based on an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year and recommendations from management. The Committee also took into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Committee exercised its discretion and judgment using these factors. No specific formula was applied to determine the weight of each factor.

  Annual Incentive Bonuses. Each executive officer's bonus is based on qualitative and quantitative factors. Bonuses are intended to motivate and reward executive officers by directly linking the amount of the bonus to specific Company-based performance targets. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company. To carry out this philosophy, the Board reviews and approves the financial budget for the fiscal year. The Committee then establishes target bonuses for each executive officer as a percentage of the officer's base salary. The executive officers, including Mr. Jepson, must successfully achieve these performance targets, which are submitted by management to the Committee for its evaluation and approval at the beginning of the fiscal year. Company-based performance goals are tied to different indicators of Company performance, such as the operating results of the Company. The Committee evaluates the completion of the Company-based performance targets and approves a performance rating relative to the goals completed. This scoring is influenced by the Committee's perception of the importance of the various corporate goals. The Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to executives.

  Stock Options. The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1992 Stock Option Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also use vesting periods that encourage key executives to continue in their employment with the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year, and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Stock options granted in prior years are also taken into consideration. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

  CEO Salary. The compensation of Mr. Jepson, President and Chief Executive Officer of the Company, consists of base salary, an annual bonus and incentive stock options. The Board of Directors periodically reviews Mr. Jepson's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to his length of service and to comparative chief executive officer compensation information. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1996, Mr. Jepson earned a base salary of $190,008 as set by the Compensation Committee and earned a bonus of $95,300 which was based on the Company achieving certain levels of operating profit and performance objectives. Mr. Jepson also received an option to purchase 29,000 shares of Common Stock of the Company (with an exercise price of 100% of market value of the Common Stock on the date of grant). This stock option grant was primarily based on the performance of the Company and Mr. Jepson's significant contribution to that performance in terms of both leadership and strategic vision.

SECTION 162(M)

  The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless such compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

                                          Respectfully submitted by members of
                                           the Compensation Committee:

                                          Ronald W. Braniff
                                          Andrew I. Fillat

PERFORMANCE GRAPH

  The following graph compares the cumulative total return to stockholders of the Company's Common Stock from August 15, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) through December 31, 1996 to the cumulative total return over such period of (i) the Nasdaq Stock Market-U.S. Index and (ii) the H&Q Technology Index./1/

                                     LOGO
                COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*
    AMONG INTERLINK COMPUTER SCIENCES, INC., THE NASDAQ STOCK MARKET-US INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX
                       [PERFORMANCE GRAPH APPEARS HERE]

                             INTERLINK         NASDAQ       HAMBRECHT
Measurement Period           COMPUTER          STOCK        & QUIST
(Fiscal Year Covered)        SCIENCES, INC.    MARKET-US    TECHNOLOGY
---------------------        ---------------   ---------    ----------
8/15/96                      $100.00           $100.00      $100.00
12/31/96                     $168.00           $114.00      $129.00

* $100 INVESTED ON 8/15/96 IN STOCK OR INDEX-
  INCLUDING REINVESMENT OF DIVIDENDS.
  YEAR ENDING DECEMBER 31.

(1) The graph assumes that $100 was invested on August 15, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock and in the Nasdaq Stock Market-U.S. Index and in the H & Q Technology Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS WITH MANAGEMENT

  On December 29, 1996, the Company acquired New Era (the "New Era Acquisition"). In connection with the New Era Acquisition, the Company, through a wholly-owned Canadian acquisition subsidiary, acquired the outstanding New Era Common Stock, Class B Preferred Stock and outstanding options. Immediately prior to the closing of the New Era Acquisition, Mr. Dulley beneficially controlled 26,616 shares of New Era Common Stock and an option to acquire 8,230 shares of New Era Common Stock. At the closing of the New Era Acquisition, Mr. Dulley and his relatives collectively received $1,700,387 from the Company as consideration for their New Era Common Stock. Pursuant to the New Era Acquisition, Mr. Dulley and his relatives received warrants to purchase an aggregate of 40,720 shares of the Company's Common Stock.

  The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all executive officers and directors of the Company complied with all applicable filing requirements.

                                 OTHER MATTERS

  The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: January 29, 1997

       SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data of the Company should be read in conjunction with the Company's consolidated financial statements and the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. The consolidated statement of operations data for the fiscal years ended June 30, 1994, 1995 and 1996 and the consolidated balance sheet data as of June 30, 1995 and 1996 are derived from financial statements of the Company that have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included elsewhere herein. The consolidated statement of operations data for the fiscal years ended June 30, 1992 and 1993 and the consolidated balance sheet data as of June 30, 1992, 1993 and 1994 are derived from financial statements of the Company audited by Coopers & Lybrand L.L.P. that are not included herein. The pro forma selected consolidated financial data are derived from the unaudited combined condensed consolidated statement of operations included elsewhere in this Proxy.

                                                                       PRO FORMA FOR
                                    YEAR ENDED JUNE 30,                ACQUISITION(1)
                          -------------------------------------------  --------------
                                                                          JUNE 30,
                           1992     1993     1994     1995     1996       1996(2)
                          -------  -------  -------  -------  -------  --------------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS
 DATA:
Revenues:
 Product................  $14,904  $11,914  $12,350  $15,818  $19,670     $21,412
 Maintenance and
 consulting.............    8,422    9,271    9,525   11,261   14,332      15,079
                          -------  -------  -------  -------  -------     -------
 Total revenues.........   23,326   21,185   21,875   27,079   34,002      36,491
                          -------  -------  -------  -------  -------     -------
Cost of revenues:
 Product................    4,628    2,679    2,380    3,316    3,413       3,453
 Maintenance and
 consulting.............    1,703    1,387    1,430    3,293    4,594       4,841
                          -------  -------  -------  -------  -------     -------
 Total cost of revenues.    6,331    4,066    3,810    6,609    8,007       8,294
                          -------  -------  -------  -------  -------     -------
Gross profit............   16,995   17,119   18,065   20,470   25,995      28,197
Operating expenses:
 Product development....    5,155    5,042    6,276    6,245    5,241       5,665
 Sales and marketing....   10,998    6,638    8,384   10,792   13,316      13,939
 General and
 administrative.........    2,727    3,272    2,561    3,329    3,954       4,194
 Restructuring charge...    3,050      --       --       --       --          --
 Purchased research and
 development and product
 amortization...........      --       --       --       --    10,479         642
                          -------  -------  -------  -------  -------     -------
 Total operating
 expenses...............   21,930   14,952   17,221   20,366   32,990      24,440
                          -------  -------  -------  -------  -------     -------
Operating income (loss).   (4,935)   2,167      844      104   (6,995)      3,757
Other income............      --     1,000      --       --       --          (92)
Interest expense, net...     (743)    (387)    (224)     (81)    (507)     (1,105)
                          -------  -------  -------  -------  -------     -------
Income (loss) before
income taxes and
extraordinary items.....   (5,678)   2,780      620       23   (7,502)      2,560
Benefit from (provision
for) income taxes.......     (186)    (953)    (273)   1,624     (114)        205
                          -------  -------  -------  -------  -------     -------
Income (loss) before
extraordinary items.....   (5,864)   1,827      347    1,647   (7,616)      2,765
Extraordinary items.....      --     1,075    1,320      --       --          --
                          -------  -------  -------  -------  -------     -------
Net income (loss).......  $(5,864) $ 2,902  $ 1,667  $ 1,647  $(7,616)    $ 2,765
                          =======  =======  =======  =======  =======     =======
Net income (loss) per
share (3)...............  $ (5.47) $  1.17  $  0.44  $  0.34  $ (2.44)    $  0.56
                          =======  =======  =======  =======  =======     =======
Shares used in per share
calculation (3).........    1,073    2,474    3,808    4,814    3,127       4,954
                          =======  =======  =======  =======  =======     =======

                                               JUNE 30,
                               -------------------------------------------
                                 1992     1993     1994    1995     1996
                               --------  -------  ------- -------  -------
                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)..... $(12,815) $(2,877) $   212 $  (183) $(6,371)
Total assets..................    8,674    8,754   15,853  20,000   25,925
Long-term debt, less current
portion.......................      146    5,175      672     368    2,892
Total stockholders' equity
(deficit).....................  (10,948)  (6,915)     996   2,641   (4,585)

-------
(1) Pro forma to give effect to the Company's acquisition of New Era on December 29, 1995 as if it had occurred on July 1, 1995. See Note 2 of Notes to Consolidated Financial Statements and the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements, including the Notes thereto.
(2) A non-recurring charge for purchased research and development was recorded in the fiscal year ended June 30, 1996 in connection with the acquisition of New Era. For pro forma data, this charge has been assumed to have been incurred before the period presented, due to the non-recurring nature of the charge. See Note 2 of Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.
(3) See Note 1 of Notes to Consolidated Financial Statements for a discussion of the computation of net income (loss) per share.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996.

OVERVIEW

  The Company offers a suite of high-performance, network transport products and systems management applications which efficiently transport, store and protect the integrity of mission-critical data and applications. The Company was incorporated in December 1985 and initially focused its products and development on providing interoperability between IBM mainframes and DECnet network environments. In 1990, the Company acquired the core technology of its TCPaccess suite of products. In January 1996, the Company acquired New Era Systems Services, Ltd. ("New Era"), the developer of the HARBOR products, a software product line providing enterprise systems management applications for client/server networks. Prior to the acquisition, the Company distributed the HARBOR products in certain countries in Europe for more than one year. New Era is a wholly-owned subsidiary headquartered in Calgary, Alberta with 51 employees as of June 30, 1996.

  The Company acquired New Era in exchange for cash and notes payable totaling $12.4 million and warrants to purchase 350,000 shares of the Company's Common Stock with additional contingent earnout payments of up to a total of $5.2 million due January 31, 1997 and 1998. Because the New Era acquisition was accounted for as a purchase, the Company's operating results only include the results of New Era operations subsequent to December 29, 1995, the acquisition date. As a result, comparisons of results for the fiscal years ended June 30, 1995 and 1996 are not meaningful. For the quarter ended December 31, 1995, the Company charged to operations approximately $10.2 million of purchased research and development in connection with the New Era acquisition. The Company's future operating costs will include the amortization of intangible assets arising from the acquisition of New Era. At June 30, 1996, remaining intangible assets derived from the New Era acquisition total approximately $2.9 million and are being amortized over a five-year period. The amortization is expected to be approximately $160,000 per quarter through December 31, 2000, but may increase after December 31, 1996 if certain contingent payments are made, based upon meeting revenue targets for calendar years 1996 and 1997. See Note 2 of Notes to Consolidated Financial Statements.

  The Company's revenues are derived from product sales and related maintenance and consulting contracts. Product revenues are derived from software license fees and sales of related hardware to end users, resellers and distributors. The Company's sales cycle, from the date the sales agent first contacts a prospective customer to the date a customer ultimately purchases the Company's product, is typically three to six months for the TCPaccess products and six to nine months for the HARBOR products. Because licenses are noncancellable and do not impose significant obligations on the Company, the Company recognizes software license revenues upon completion of a period and a signed contract. Fees for service revenues are charged separately from the Company's product sales. The Company recognizes revenues ratably over the term of agreement. Maintenance agreements are typically one-year renewable contracts, pursuant to which, historically, a substantial majority of the Company's maintenance agreements have been renewed upon expiration. However, there can be no assurance that customers will continue to renew expiring maintenance agreements at the historical rate. The Company recognizes consulting revenues as services are accepted.

  The Company currently derives substantially all of its product revenues from its TCPaccess software and related hardware products and services. Although the Company expects HARBOR products to contribute more substantially to the Company's product revenues in future periods, broad market acceptance for TCPaccess and HARBOR is critical to the Company's success. Failure to achieve broad market acceptance of TCPaccess and HARBOR, as a result of competition, technological change or otherwise, would have a material adverse effect on the business, financial condition and results of operations of the Company. The Company's future performance will depend in large part on continued growth in the number of organizations adopting enterprise networked systems management products, and the Company's successful development and introductions and customer acceptance of new and enhanced versions of its software products. There can be no assurance that the market for enterprise networked systems management products will grow or that the Company will continue to be successful in marketing TCPaccess or HARBOR or any new or enhanced products.

  The Company's maintenance revenues are derived primarily from its TCPaccess and DECnet product lines. The Company expects maintenance revenue from its HARBOR line to grow in relation to growth in the HARBOR customer base. The Company no longer actively markets its DECnet product line. As a consequence, license revenues from this product line have declined substantially, although the Company continues to provide maintenance to its installed DECnet customers. Total revenues from the Company's DECnet product line were $8.5 million, $7.1 million and $7.0 million for the fiscal years ended June 30, 1994, 1995 and 1996, respectively. Maintenance revenues from the DECnet product were $6.6 million, $6.5 million and $6.0 million for the fiscal years ended June 30, 1994, 1995 and 1996, respectively. The Company expects that maintenance revenues from this product line will continue to decline in the future.

  The Company licenses its software in U.S. dollars and certain foreign currencies. The Company has experienced foreign currency exchange gains and losses. The Company expects that fluctuations in foreign currencies may have a significant impact on either its revenues or expenses in the future.

  The Company completed a recapitalization in October 1992 in which all previously outstanding Preferred Stock was converted to Common Stock and the Company restructured its bank lines of credit. At that time, the Company hired new members of its management team including a new chief executive officer and chief financial officer. The financial statements of the Company for the fiscal years ended June 30, 1991 and 1992 were restated due to material misstatements contained in such financial statements resulting from misconduct involving the preparation of accounting records, particularly in regard to the recording of revenue. No officer of the Company at the time any such misconduct occurred is currently an employee or officer of the Company. Although one director at the time remains a director, the Company believes that such director was not involved in such misconduct.

RESULTS OF OPERATIONS

  The following table sets forth, as a percentage of total revenues, certain consolidated statement of operations data for the periods indicated:

                                                          YEAR ENDED JUNE 30,
                                                          -------------------
                                                          1994   1995   1996
                                                          -----  -----  -----
Revenues:
 Product.................................................  56.5%  58.4%  57.9%
 Maintenance and consulting..............................  43.5   41.6   42.1
                                                          -----  -----  -----
  Total revenues......................................... 100.0  100.0  100.0
                                                          -----  -----  -----
Cost of revenues:
 Product.................................................  10.9   12.2   10.0
 Maintenance and consulting..............................   6.5   12.2   13.5
                                                          -----  -----  -----
  Total cost of revenues.................................  17.4   24.4   23.5
                                                          -----  -----  -----
Gross profit.............................................  82.6   75.6   76.5
Operating expenses:
 Product development.....................................  28.7   23.0   15.4
 Sales and marketing.....................................  38.3   39.9   39.2
 General and administrative..............................  11.7   12.3   11.6
 Purchased research and development and product
 amortization............................................   --     --    30.8
                                                          -----  -----  -----
  Total operating expenses...............................  78.7   75.2   97.0
                                                          -----  -----  -----
Operating income (loss)..................................   3.9    0.4  (20.5)
Interest expense, net....................................  (1.1)  (0.3)  (1.5)
                                                          -----  -----  -----
Income (loss) before income taxes and extraordinary
items....................................................   2.8    0.1  (22.0)
Benefit from (provision for) income taxes................  (1.2)   6.0   (0.4)
                                                          -----  -----  -----
Income (loss) before extraordinary items.................   1.6    6.1  (22.4)
Extraordinary items......................................   6.0    --     --
                                                          -----  -----  -----
Net income (loss)........................................   7.6%   6.1% (22.4)%
                                                          =====  =====  =====
Cost of sales as a percentage of the related revenues:
 Product.................................................  19.3%  21.0%  17.4%
 Maintenance and consulting..............................  15.0   29.2   32.1

FISCAL YEARS ENDED JUNE 30, 1995 AND 1996

  As a result of the acquisition of New Era in December 1995, the Company's operating results for the years ended June 30, 1995 and 1996 are not directly comparable. The results of the Company's operations for fiscal 1996 are not representative of the combined anticipated results of operations of the Company and New Era.

Revenues

  Total revenues were $27.1 million and $34.0 million for the fiscal years ended June 30, 1995 and 1996, respectively, representing an increase of 26%. Product sales were $15.8 million and $19.7 million for the fiscal years ended June 30, 1995 and 1996, respectively, representing an increase of 24%. This increase was primarily due to a $2.5 million increase over fiscal 1995 in TCPaccess license fees and associated hardware sales as well as the addition of six months of revenues from HARBOR products of $1.0 million. Maintenance and consulting revenues were $11.3 million and $14.3 million for the fiscal years ended June 30, 1995 and 1996, respectively, representing an increase of 27%, resulting principally from an increase in the number of customers purchasing maintenance agreements.

Cost of Revenues

  Product. Cost of revenues from product sales consists primarily of hardware, product media, documentation and packaging costs. Cost of revenues for product sales was $3.3 million and $3.4 million, representing 21% and 17% of total product revenues for the fiscal years ended June 30, 1995 and 1996, respectively. This percentage decrease was due to a reduction in third-party product revenue and a decline in hardware revenue, which carry higher product costs as a percentage of their respective revenue items offset somewhat by a provision for excess and obsolete inventory of $28,000 for certain hardware components with decreasing sales.

  Maintenance and Consulting. Cost of revenues from maintenance and consulting consists primarily of personnel related costs incurred in providing telephone support and software updates. Cost of revenues from maintenance and consulting was $3.3 million and $4.6 million, representing 29% and 32% of total maintenance and consulting revenues for the fiscal years ended June 30, 1995 and 1996, respectively. This increase, as a percentage of related revenues, was due to added headcount in the worldwide customer support department required to keep pace with the increased product sales from period to period and outsourcing of support and maintenance obligations from the Company's Swiss subsidiary. Although the Company expects that the percentage may increase in the next fiscal year as a result of the HARBOR acquisition, the Company does not expect it to increase thereafter.

Operating Expenses

  Total operating expenses were $20.4 million and $33.0 million, representing 75% and 97% of total revenues for the fiscal years ended June 30, 1995 and 1996, respectively. Excluding the charge for purchased research and development related to the New Era acquisition, the operating expenses for the fiscal year ended June 30, 1996 were $22.8 million representing 67% of total revenues.

  Product Development. Product development expenses consist primarily of personnel related costs. Product development expenses were $6.2 million and $5.2 million, representing 23% and 15% of total revenues for the fiscal years ended June 30, 1995 and 1996, respectively. The reduction in product development expenses resulted from the cancellation in March 1995 of a significant product development program. See "Fiscal Year Ended June 30, 1994 and 1995 Operating Expenses-Product Development." The Company believes that research and development expenses will increase in the future primarily due to the expansion of the Company's product line as a result of the acquisition of New Era and other anticipated product development efforts.

  Product development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have not been significant in recent periods. In accordance with the Company's policy, during fiscal year 1995 the Company wrote off $112,000 of capitalized software because certain product enhancements were determined to be obsolete based on the Company's assessment of net realizable value.

  Sales and Marketing. Sales and marketing expenses consist primarily of salaries and commissions for sales and marketing personnel, the fixed costs of worldwide field offices, and promotional costs. The Company sells through its direct sales force, resellers and distributors. The direct channel produced 88% and 86% of product revenues for the fiscal years ended June 30, 1995 and 1996, respectively, and is also the major component of sales channel costs. Sales and marketing expenses were $10.8 million and $13.3 million, representing 40% and 39% of total revenues for the fiscal years ended June 30, 1995 and 1996, respectively. The increase in absolute dollars was a result of higher commission rates, marketing program costs and the New Era acquisition. The Company believes that sales and marketing expenses will increase in absolute dollars as the

Company continues to expand its sales force for both HARBOR and TCPaccess and launch new corporate marketing programs.

  General and Administrative. General and administrative expenses include personnel and other costs of the finance, human resources and administrative departments of the Company, and includes gains and losses on foreign currency exchange. General and administrative expenses were $3.3 million and $4.0 million, representing 12% of total revenues in each of the fiscal years ended June 30, 1995 and 1996. The increase in dollar amounts for general and administrative is attributable to the increased headcount required to support the Company's expansion and a provision of $215,000 for doubtful accounts. The increase in the allowance for doubtful accounts was the result of an increase in accounts receivable and was based on management's judgment relating to collectability of such accounts.

  Purchased Research and Development and Product Amortization. Purchased research and development expense incurred in connection with the New Era acquisition was approximately $10.2 million, representing 30% of total revenues for the fiscal year ended June 30, 1996. In addition, approximately $321,000 of product amortization resulting from such acquisition was included in the fiscal year ended June 30, 1996. See Note 2 of Notes to Consolidated Financial Statements.

  Interest Expense, net. Net interest expense was $81,000 and $507,000 for the fiscal years ended June 30, 1995 and 1996, respectively. The increase was due primarily to bank borrowings related to the New Era acquisition.

  Benefit from (Provision for) Income Taxes. The income tax benefit for the fiscal year ended June 30, 1995 was $1.6 million, with a net tax provision of $114,000 recorded for the fiscal year ended June 30, 1996. The effective tax rate for the fiscal year ended June 30, 1996 before income taxes and excluding the write-off of purchased research and development and the benefit relating to the recognition of the Company's deferred tax asset was approximately 39%. See Note 8 of Notes to Consolidated Financial Statements.


FISCAL YEARS ENDED JUNE 30, 1994 AND 1995

Revenues

  Total revenues were $21.9 million and $27.1 million for the fiscal years ended June 30, 1994 and 1995, respectively, representing an increase of 24% from fiscal 1994 to fiscal 1995. International revenues accounted for 36% and 42% of total revenues for the fiscal years ended June 30, 1994 and 1995, respectively. The increase in international revenues in fiscal 1995 was primarily attributable to an increase in the market acceptance of the Company's products overseas and an increase in the number of international sales offices, distributors and resellers selling the Company's products. The Company established a sales and support office in Switzerland during fiscal 1994 and a sales and support office in Spain during fiscal 1995. The increase in absolute dollar revenues from fiscal 1994 to fiscal 1995 accounted for the increase in accounts receivable from period to period.

  Product. Product revenues were $12.4 million and $15.8 million for the fiscal years ended June 30, 1994 and 1995, respectively, representing an increase of 28% from fiscal 1994 to fiscal 1995. The increase from year to year was primarily the result of increased sales of TCPaccess which reflect the accelerated acceptance of TCP/IP as a networking protocol. Product revenues derived from hardware product sales were $2.8 million and $4.0 million for the fiscal years ended June 30, 1994 and 1995, respectively.

  Maintenance and Consulting. Maintenance and consulting revenues were $9.5 million and $11.3 million, representing 44% and 42% of total revenues for the fiscal years ended June 30, 1994 and 1995, respectively, and represented an increase of 18% from fiscal 1994 to fiscal 1995. The increase was primarily due to an increase in the number of registered customers electing to subscribe to maintenance and support contracts after the expiration of the warranty period, which is generally 90 days. The increase from fiscal 1994 to fiscal 1995 parallels the overall higher increase in product revenues. In fiscal 1995, the Company began to sell consulting services.

Cost of Revenues

  Product. Cost of revenues from product sales was $2.4 million and $3.3 million, representing 19% and 21% of the related revenues for the fiscal years ended June 30, 1994 and 1995, respectively. The increase in cost of revenues from product sales in absolute dollars and as a percentage of total revenues from fiscal 1994 to fiscal 1995 was primarily related to an increase in third-party product revenue, which carries a higher cost of revenues than the Company's software products.

  Maintenance and Consulting. Cost of revenues from maintenance and consulting was $1.4 million and $3.3 million, representing 15% and 29% of the related revenues for the fiscal years ended June 30, 1994 and 1995, respectively. The increase in cost of revenues from maintenance and consulting in fiscal 1995 as a percentage of related revenues compared to fiscal 1994 was attributable to added headcount in worldwide customer support and consulting and a change made during the quarter ended March 31, 1995 in the estimate for the recoverability of support inventory to reflect net realizable value which caused a decrease in inventory. This change of approximately $348,000 reflected the Company's determination that the resale value of this support inventory was below cost. The Company does not anticipate additional changes to this estimate in the future.

Operating Expenses

  Product Development. Product development expenses were $6.3 million and $6.2 million, representing 29% and 23% of total revenues for the fiscal years ended June 30, 1994 and 1995, respectively. Product development expenses were higher in fiscal 1994 due to staffing for software engineers required for a research project to develop new client/server technology. During the quarter ended March 31, 1995, the Company reassessed this project and determined that it was no longer commercially viable. The Company, therefore, canceled the project, reduced the staffing levels in research and development, and accrued approximately $250,000 for employee severance and other costs. These accrued costs were substantially paid as of June 30, 1995.

  Sales and Marketing. Sales and marketing expenses were $8.4 million and $10.8 million, representing 38% and 40% of total revenues for the fiscal years ended June 30, 1994 and 1995, respectively. Sales and marketing expenses increased in the period due to the opening of two international subsidiaries, expansion of the Company's sales force and associated support staff, increased marketing and promotional activities and increased commission expenses.

  General and Administrative. General and administrative expenses were $2.6 million and $3.3 million, representing 12% of total revenues in each of the fiscal years ended June 30, 1994 and 1995. The increase in absolute dollars in fiscal 1995 compared to fiscal 1994 was primarily the result of adjustments for import duties and sales tax liability of approximately $350,000 made during the quarter ended March 31, 1995.

  Interest Expense, net. Net interest expense was $224,000, and $81,000, for the fiscal years ended June 30, 1994, and 1995, respectively. Net interest expense decreased year to year as bank borrowings declined and as interest income increased due to higher invested cash balances.

  Benefit from (Provision for) Income Taxes. The Company recorded an income tax benefit of $1.6 million in the fiscal year ended June 30, 1995, reflecting partial reversal of the valuation allowance against the Company's deferred tax asset. The income tax provision for the fiscal year ended June 30, 1994 was $273,000.

  Extraordinary Items. In fiscal 1994, the Company recorded a gain of $1.3 million as the result of restructuring debt with a commercial lender. See Note 5 of Notes to Consolidated Financial Statements.

QUARTERLY RESULTS

  The following tables set forth certain unaudited consolidated statement of operations data for the eight quarters ended June 30, 1996, as well as such data expressed as a percentage of the Company's total revenues for the periods indicated. This data has been derived from unaudited consolidated financial statements that, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the Company's audited consolidated financial statements and notes thereto. The Company believes that results of operations for the interim periods are not necessarily indicative of the results to be expected for any future period.

                                                      THREE MONTHS ENDED
                          ----------------------------------------------------------------------------
                          SEPT. 30, DEC. 31, MARCH 31, JUNE 30, SEPT. 30, DEC. 31,  MARCH 31, JUNE 30,
                            1994      1994     1995      1995     1995      1995      1996      1996
                          --------- -------- --------- -------- --------- --------  --------- --------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Product................   $3,533    $4,016   $ 2,619   $5,650   $3,034   $ 4,880    $5,282   $ 6,474
 Maintenance and
 consulting.............    2,473     2,720     3,177    2,891    3,531     3,284     3,691     3,826
                           ------    ------   -------   ------   ------   -------    ------   -------
  Total revenues........    6,006     6,736     5,796    8,541    6,565     8,164     8,973    10,300
                           ------    ------   -------   ------   ------   -------    ------   -------
Cost of revenues:
 Product................      856       834       665      961      640     1,002       641     1,130
 Maintenance and
 consulting.............      555       669     1,123      946    1,067     1,081     1,171     1,275
                           ------    ------   -------   ------   ------   -------    ------   -------
  Total cost of
  revenues..............    1,411     1,503     1,788    1,907    1,707     2,083     1,812     2,405
                           ------    ------   -------   ------   ------   -------    ------   -------
Gross profit............    4,595     5,233     4,008    6,634    4,858     6,081     7,161     7,895
Operating expenses:
 Product development....    1,604     1,737     1,751    1,153    1,124     1,170     1,487     1,460
 Sales and marketing....    2,292     2,651     2,500    3,349    2,505     3,033     3,422     4,356
 General and
 administrative.........      648       771     1,138      772      833       955     1,202       964
 Purchased research and
  development and
  product amortization..      --        --        --       --       --     10,158       160       161
                           ------    ------   -------   ------   ------   -------    ------   -------
  Total operating
  expenses..............    4,544     5,159     5,389    5,274    4,462    15,316     6,271     6,941
                           ------    ------   -------   ------   ------   -------    ------   -------
Operating income (loss).       51        74    (1,381)   1,360      396    (9,235)      890       954
Interest expense, net...      (44)      (30)      (26)      19       21        20      (261)     (287)
                           ------    ------   -------   ------   ------   -------    ------   -------
Income (loss) before
 income provision for
 income taxes...........        7        44    (1,407)   1,379      417    (9,215)      629       667
Benefit from (provision
 for) income taxes......      --        --        --     1,624     (163)      554      (245)     (260)
                           ------    ------   -------   ------   ------   -------    ------   -------
Net income (loss).......   $    7    $   44   $(1,407)  $3,003   $  254   $(8,661)   $  384   $   407
                           ======    ======   =======   ======   ======   =======    ======   =======
Net income (loss) per
share...................   $ 0.00    $ 0.01   $ (0.45)  $ 0.62   $ 0.05   $ (2.77)   $ 0.08   $  0.08
                           ======    ======   =======   ======   ======   =======    ======   =======
Shares used in per share
 calculation............    4,770     4,823     3,114    4,849    4,829     3,125     5,016     5,161
                           ======    ======   =======   ======   ======   =======    ======   =======

  The following table sets forth certain unaudited quarterly financial information of the Company for each of the Company's last eight fiscal quarters expressed as a percent of total revenues for the periods indicated.

                                                      THREE MONTHS ENDED
                          ----------------------------------------------------------------------------
                          SEPT. 30, DEC. 31, MARCH 31, JUNE 30, SEPT. 30, DEC. 31,  MARCH 31, JUNE 30,
                            1994      1994     1995      1995     1995      1995      1996      1996
                          --------- -------- --------- -------- --------- --------  --------- --------
Revenues:
 Product................     58.8%    59.6%     45.2%    66.2%     46.2%     59.8%     58.9%    62.9%
 Maintenance and
 consulting.............     41.2     40.4      54.8     33.8      53.8      40.2      41.1     37.1
                            -----    -----     -----    -----     -----    ------     -----    -----
  Total revenues........    100.0    100.0     100.0    100.0     100.0     100.0     100.0    100.0
                            -----    -----     -----    -----     -----    ------     -----    -----
Cost of revenues:
 Product................     14.3     12.4      11.5     11.3       9.7      12.3       7.1     11.0
 Maintenance and
 consulting.............      9.2      9.9      19.3     11.0      16.3      13.2      13.1     12.3
                            -----    -----     -----    -----     -----    ------     -----    -----
  Total cost of
  revenues..............     23.5     22.3      30.8     22.3      26.0      25.5      20.2     23.3
                            -----    -----     -----    -----     -----    ------     -----    -----
Gross profit............     76.5     77.7      69.2     77.7      74.0      74.5      79.8     76.7
Operating expenses:
 Product development....     26.7     25.8      30.2     13.5      17.1      14.3      16.6     14.1
 Sales and marketing....     38.2     39.4      43.1     39.2      38.2      37.2      38.1     42.3
 General and
 administrative.........     10.8     11.4      19.7      9.0      12.7      11.7      13.4      9.4
 Purchased research and
  development and
  product amortization..      --       --        --       --        --      124.4       1.8      1.6
                            -----    -----     -----    -----     -----    ------     -----    -----
  Total operating
  expenses..............     75.7     76.6      93.0     61.7      68.0     187.6      69.9     67.4
                            -----    -----     -----    -----     -----    ------     -----    -----
Operating income (loss).      0.8      1.1     (23.8)    16.0       6.0    (113.1)      9.9      9.3
Interest expense, net...     (0.7)    (0.4)     (0.5)     0.2       0.4       0.2     (2.9)     (2.8)
                            -----    -----     -----    -----     -----    ------     -----    -----
Income (loss) before
 provision for income
 taxes..................      0.1      0.7     (24.3)    16.2       6.4    (112.9)      7.0      6.5
Benefit from (provision
 for) income taxes......      --       --        --      19.0      (2.5)      6.8      (2.7)    (2.5)
                            -----    -----     -----    -----     -----    ------     -----    -----
Net income (loss).......      0.1%     0.7%    (24.3)%   35.2%      3.9%   (106.1)%     4.3%     4.0%
                            =====    =====     =====    =====     =====    ======     =====    =====

  The Company's business has experienced and is expected to continue to experience significant seasonality. The Company has higher sales of its software products in the quarters ending in December and June and weaker sales in the quarters ending in September and March. The decrease in product revenues in the quarters ending in September is due to the international customer seasonal buying patterns. The quarters ending in March are historically weak due to government and large organization annual budgeting cycles. The Company believes this pattern will continue. The increase in product revenues in the three most recent quarters is primarily attributable to increased software license fees for the Company's TCPaccess product as well as the sale of the HARBOR product internationally. The decrease in product revenues in the quarter ended in March 31, 1995 also reflected the delay in the release of Version 3.1 of TCPaccess until the quarter ended June 30, 1995. The increase in maintenance and consulting revenue in the quarter ended September 30, 1995 related primarily to delays in renewals of customer maintenance agreements and increased consulting and a maintenance revenue adjustment for prior periods.

  The Company's operating results have historically been, and will continue to be, subject to quarterly and annual fluctuations due to a variety of factors, including: timely introduction, enhancement and market acceptance of new versions of the Company's products; seasonal customer demand; timing of significant orders; changes in the pricing policies by the Company or its competitors; anticipated and unanticipated decreases in unit average selling prices of the Company's products; increased competition; changes in the mix of the products sold and in the mix of sales by distribution channel; the gain or loss of significant customers; the introduction of new products or product enhancements by competitors; currency fluctuations; and the failure to anticipate changing customer product requirements. The Company's sales cycle, from the date the sales agent first contacts a prospective customer to the date a customer ultimately purchases the Company's product, is typically three to six months for the TCPaccess products and six to nine months for the HARBOR products. There can be no assurance that the Company's sales cycle will not lengthen, exposing it to the possibility of shortfalls in quarterly revenues, which could have a material adverse effect on the Company's business, financial condition or results of operations, and cause results to vary from period to period. The Company's operating results will also be affected by general economic and other conditions affecting the timing of customer orders and capital spending, and order cancellations or rescheduling. The Company operates with very little backlog and most of its product revenues in each quarter result from orders closed in that quarter, and a substantial majority of those orders are completed at the end of that quarter. The Company establishes its expenditure levels for sales, marketing, product development and other operating expenses based in large part on its expectations as to future revenues, and revenue levels below expectations could cause expenses to be disproportionately high. If revenues fall below expectations in a particular quarter, operating results and net income are likely to be materially adversely affected. Any inability of the Company to adjust spending to compensate for failure to meet sales forecasts or to collect accounts receivable, or any unexpected increase in product returns or other costs, could magnify the adverse impact of such events on the Company's operating results. Due to the foregoing factors, quarterly revenue and operating results are likely to vary significantly in the future and period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

LIQUIDITY AND CAPITAL RESOURCES

  Since the beginning of fiscal 1994, the Company has financed its operations primarily through bank borrowings and cash generated from operations. Net cash provided by (used in) operating activities was $(1.4) million, $2.2 million and $4.1 million for the fiscal years ended June 30, 1994, 1995 and 1996, respectively. Net cash used in operating activities in fiscal 1994 consisted primarily of an increase in accounts receivable and a non-cash gain on debt restructuring, partially offset by net income. Net cash provided by operating activities in fiscal 1995 consisted primarily of the net income, depreciation and amortization and an increase in deferred maintenance revenue, partially offset by an increase in deferred income taxes. Net cash provided by operating activities in fiscal 1996 consisted primarily of purchased research and development partially offset by a net loss. Net cash used in investing activities was $952,000, $2.6 million and $8.1 million for the fiscal years ended June 30, 1994, 1995 and 1996, respectively. Net cash used in investing activities in fiscal 1994 related to the acquisition of property and equipment and capitalization of software development costs. Net cash used in fiscal 1995 consisted primarily of the purchase of available-for-sale securities. Net cash used in investing activities in fiscal 1996 was primarily due to the Company's acquisition of New Era. Net cash provided by (used in) financing activities was $4.5 million, $(1.4) million and $6.1 million for the fiscal years ended 1994, 1995 and 1996, respectively. Net cash provided by financing activities in fiscal 1994 consisted primarily of proceeds from issuance of Preferred Stock and proceeds from bank line of credit and notes payable to stockholder, partially offset by payments on notes payable. Net cash provided by financing activities in fiscal 1995 was primarily from payments on capital lease obligations and payments on notes payable and bank line of credit. Net cash provided by financing activities in fiscal 1996 consisted primarily of proceeds from the bank line of credit and term loan established for the New Era acquisition. The Company's business is geographically dispersed resulting in a significant portion of its cash residing outside of the United States. At June 30, 1996, 39% of the Company's cash was in European bank accounts.

  The local currency is the functional currency for each of the Company's foreign subsidiaries. Assets and liabilities of the foreign subsidiaries are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates, in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Foreign currency transaction gains and losses are included in the results of operations. The change in exchange gains and losses in the Consolidated Statements of Cash Flows is due to the fluctuation of local currency compared to the U.S. dollar during the periods presented.

Historically, the Company has not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. Management expects that, in the future, cash in excess of current requirements will be invested in investment grade, interest-bearing securities.

  At June 30, 1996, the Company had $6.1 million in cash and cash equivalents and $(6.4) million in working capital. The negative working capital balance at June 30, 1996 resulted from the use of working capital in connection with the acquisition of New Era in December 1995. The Company also has available a line of credit agreement with a bank that expires on November 29, 1996, which is collateralized by certain assets of the Company and permits borrowings of a percentage of eligible accounts receivable and bears interest at the lender's prime rate plus 1.5%. Under the terms of the agreement, the Company is required to maintain a certain minimum quick ratio and tangible net worth and maximum debt to tangible net worth, as well as quarterly profitability. At June 30, 1996, $5.0 million was outstanding under the line of credit with no amounts remaining available for borrowing under this line. The Company expects to renew this line of credit or obtain a replacement credit facility upon expiration of this line of credit. In addition, the Company has a note payable with a bank that is due on December 31, 1998, is collateralized by certain assets of the Company and bears interest at the lender's prime rate plus 2.5%. Under the terms of the note, the Company is required to maintain certain financial covenants. At June 30, 1996, $3.0 million was outstanding under the note. The Company had $9.4 million in accounts receivable, net of allowance for doubtful accounts, and $8.1 million of unearned revenues, substantially all of which will be earned over the 12-month period following June 30, 1996.

  Capital expenditures, including amounts financed under capital leases, have remained relatively constant in recent periods, aggregating approximately $885,000, $721,000 and $384,000 for the fiscal years ended June 30, 1994, 1995 and 1996, respectively. The Company had no material capital expenditure commitments at June 30, 1996. The Company expects that it will have $1.0 million of capital expenditures through June 30, 1997, including approximately $500,000 to expand its customer support system.

  The Company believes that the net proceeds from the sale of the Common Stock in its initial public offering, together with its cash balances at June 30, 1996, cash available under its line of credit and cash flow from operations, if any, will be sufficient to meet its working capital and capital expenditure requirements at least through December 31, 1997. Although operating activities may provide cash in certain periods, to the extent the Company experiences growth in the future, the Company anticipates that its operating and investing activities may use cash. Consequently, any such future growth may require the Company to obtain additional equity or debt financing, which may not be available or may be dilutive.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES
Report of Independent Accountants.........................................  F-2
Consolidated Balance Sheets as of June 30, 1995 and 1996 (Audited)........  F-3
Consolidated Statements of Operations for the years ended June 30, 1994,
 1995 and 1996 (Audited)..................................................  F-4
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended June 30, 1994, 1995 and 1996 (Audited).............................  F-5
Consolidated Statements of Cash Flows for the years ended June 30, 1994,
 1995 and 1996 (Audited)..................................................  F-6
Notes to Consolidated Financial Statements................................  F-7
INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES AND NEW ERA SYSTEMS
 SERVICES LTD. PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF
 OPERATIONS
Pro Forma Combined Condensed Consolidated Statements of Operations for the
 year ended June 30, 1996 (Unaudited).....................................  F-25
Notes to Pro Forma Combined Condensed Consolidated Statements of
 Operations...............................................................  F-27
NEW ERA SYSTEMS SERVICES LTD.
Auditors' Report..........................................................  F-29
Consolidated Balance Sheets as of February 28, 1994 and 1995 (Audited) and
 November 30, 1995 (Unaudited)............................................  F-30
Consolidated Statements of Operations and Deficit for the years ended
 February 28, 1993, 1994 and 1995 (Audited) and for the nine months ended
 November 30, 1994 and 1995 (Unaudited)...................................  F-31
Consolidated Statements of Cash Flows for the years ended February 28,
 1993, 1994 and 1995 (Audited) and for the nine months ended November 30,
 1994 and 1995 (Unaudited)................................................  F-32
Notes to Consolidated Financial Statements................................  F-33

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Interlink Computer Sciences, Inc. and Subsidiaries

  We have audited the accompanying consolidated balance sheets of Interlink Computer Sciences, Inc. and Subsidiaries as of June 30, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Interlink Computer Sciences, Inc. and Subsidiaries as of June 30, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

San Jose, California
July 22, 1996, except for Note 13 for which the date is July 26, 1996

               INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       PRO FORMA
                                                      JUNE 30,         JUNE 30,
                                                  ------------------     1996
                                                    1995      1996     (NOTE 12)
                                                  --------  --------  -----------
                                                                      (UNAUDITED)
                     ASSETS
 Current assets:
   Cash and cash equivalents....................  $  4,148  $  6,121
   Available-for-sale securities................     2,525        --
   Accounts receivable, net of allowance for
    doubtful accounts of $279 in 1995 and $542
    in 1996.....................................     7,958     9,445
   Inventories..................................       683       700
   Prepaid expenses and other current assets....       440       269
   Income taxes receivable......................        --       796
   Deferred income taxes........................       865     1,811
                                                  --------  --------
     Total current assets.......................    16,619    19,142
 Property and equipment, net....................     1,451     1,281
 Purchased software products....................        --     2,893
 Goodwill.......................................       248       165
 Deferred income taxes..........................     1,320     1,577
 Other assets...................................       362       867
                                                  --------  --------
     Total assets...............................  $ 20,000  $ 25,925
                                                  ========  ========
 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current liabilities:
   Bank line of credit..........................  $  1,300  $  5,000
   Current portion of long-term debt............       286     3,100
   Accounts payable.............................     2,249     2,662
   Accrued liabilities..........................     6,151     6,630
   Deferred maintenance and product revenue.....     6,816     8,121
                                                  --------  --------
     Total current liabilities..................    16,802    25,513
 Long-term debt, less current portion...........       368     2,892
 Deferred maintenance revenue...................       189     1,056
 Deferred income taxes..........................        --       771
 Other liabilities..............................        --       278
                                                  --------  --------
     Total liabilities..........................    17,359    30,510
                                                  --------  --------
 Commitments and contingencies (Note 6).
 Preferred stock, no par value:
   Authorized: 2,625,000 shares
   Issued and outstanding: 1,230,000 shares and
    no pro forma shares.........................     6,310     6,310
 Common stock, no par value:
   Authorized: 15,000,000 shares
   Issued and outstanding: 2,459,000 shares in
    1995 and 2,483,000 shares in 1996 and
    3,714,000 pro forma shares..................    14,167    14,602   $ 20,912
 Cumulative translation adjustment..............      (536)     (581)      (581)
 Accumulated deficit............................   (17,300)  (24,916)   (24,916)
                                                  --------  --------   --------
     Total stockholders' equity (deficit).......     2,641    (4,585)  $ (4,585)
                                                  --------  --------   ========
     Total liabilities and stockholders' equity
      (deficit).................................  $ 20,000  $ 25,925
                                                  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

               INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED JUNE 30,
                                                     -------------------------
                                                      1994     1995     1996
                                                     -------  -------  -------
Revenues:
  Product........................................... $12,350  $15,818  $19,670
  Maintenance and consulting........................   9,525   11,261   14,332
                                                     -------  -------  -------
    Total revenues..................................  21,875   27,079   34,002
                                                     -------  -------  -------
Cost of revenues:
  Product...........................................   2,380    3,316    3,413
  Maintenance and consulting........................   1,430    3,293    4,594
                                                     -------  -------  -------
    Total cost of revenues..........................   3,810    6,609    8,007
                                                     -------  -------  -------
Gross profit........................................  18,065   20,470   25,995
Operating expenses:
  Product development...............................   6,276    6,245    5,241
  Sales and marketing...............................   8,384   10,792   13,316
  General and administrative........................   2,561    3,329    3,954
  Purchased research and development and product
   amortization.....................................      --       --   10,479
                                                     -------  -------  -------
    Total operating expenses........................  17,221   20,366   32,990
                                                     -------  -------  -------
Operating income (loss).............................     844      104   (6,995)
Interest income.....................................      77      172      194
Interest expense....................................    (301)    (253)    (701)
                                                     -------  -------  -------
      Income (loss) before income taxes and
       extraordinary items..........................     620       23   (7,502)
Benefit from (provision for) income taxes...........    (273)   1,624     (114)
                                                     -------  -------  -------
      Income (loss) before extraordinary items......     347    1,647   (7,616)
Extraordinary item--gain on debt restructuring, net
 of income taxes....................................   1,320       --       --
                                                     -------  -------  -------
Net income (loss)................................... $ 1,667  $ 1,647  $(7,616)
                                                     =======  =======  =======
Income (loss) per share:
  Income (loss) before extraordinary items.......... $  0.09  $  0.34  $ (2.44)
  Extraordinary item--gain on debt restructuring,
   net of income taxes.............................. $  0.35       --       --
                                                     -------  -------  -------
Net income (loss) per share......................... $  0.44  $  0.34  $ (2.44)
                                                     =======  =======  =======
Shares used in per share calculation................   3,808    4,814    3,127
                                                     =======  =======  =======


  The accompanying notes are an integral part of these consolidated financial statements.

               INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                          PREFERRED STOCK    COMMON STOCK  CUMULATIVE
                          ----------------- -------------- TRANSLATION ACCUMULATED
                          SHARES   AMOUNT   SHARES AMOUNT  ADJUSTMENT    DEFICIT    TOTAL
                          -------  -------- ------ ------- ----------- ----------- -------
Balances, June 30, 1993.       --  $     -- 2,376  $14,063    $(364)    $(20,614)  $(6,915)
  Issuance of Series 1
   preferred stock, net
   of issuance costs of
   $470.................    1,230     6,294    --       --       --           --     6,294
  Exercise of stock
   options..............       --        --     9        6       --           --         6
  Issuance of preferred
   and common stock
   warrants.............       --        16    --       26       --           --        42
  Translation
   adjustment...........       --        --    --       --      (98)          --       (98)
  Net income............       --        --    --       --       --        1,667     1,667
                          -------  -------- -----  -------    -----     --------   -------
Balances, June 30, 1994.    1,230     6,310 2,385   14,095     (462)     (18,947)      996
  Issuance of common
   stock for acquisition
   of Lennox and Partner
   GmbH.................       --        --    42       46       --           --        46
  Issuance of common
   stock................       --        --     5        5       --           --         5
  Exercise of stock
   options..............       --        --    27       21       --           --        21
  Translation
   adjustment...........       --        --    --       --      (74)          --       (74)
  Net income............       --        --    --       --       --        1,647     1,647
                          -------  -------- -----  -------    -----     --------   -------
Balances, June 30, 1995.    1,230     6,310 2,459   14,167     (536)     (17,300)    2,641
  Issuance of common
   stock for acquisition
   of Lennox and Partner
   GmbH.................       --        --     6       19       --           --        19
  Exercise of stock
   options..............       --        --    18       16       --           --        16
  Issuance of common
   stock warrants.......       --        --    --      400       --           --       400
  Translation
   adjustment...........       --        --    --       --      (45)          --       (45)
  Net loss..............       --        --    --       --       --       (7,616)   (7,616)
                          -------  -------- -----  -------    -----     --------   -------
Balances, June 30, 1996.    1,230  $  6,310 2,483  $14,602    $(581)    $(24,916)  $(4,585)
                          =======  ======== =====  =======    =====     ========   =======


  The accompanying notes are an integral part of these consolidated financial statements.

               INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       YEAR ENDED JUNE 30,
                                                     --------------------------
                                                      1994     1995      1996
                                                     -------  -------  --------
Cash flows from operating activities:
  Net income (loss)................................. $ 1,667  $ 1,647  $ (7,616)
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
    Purchased research and development..............      --       --    10,158
    Depreciation and amortization...................     916    1,032     1,477
    Gain on debt restructuring......................  (1,361)      --        --
    Loss on disposal of property and equipment......      --       42        --
    Provision for excess and obsolete inventory and
     net realizable value...........................      64      369        28
    Provision for doubtful accounts.................     100       67       215
    Exchange (gain) loss............................    (141)    (406)      130
    Deferred income taxes...........................    (174)  (2,011)   (1,203)
    Changes in operating assets and liabilities:
     Accounts receivable............................  (3,546)    (787)     (744)
     Inventories....................................    (668)      61       (45)
     Prepaid expenses and other assets..............      55       58       (16)
     Accounts payable...............................     612      128       (92)
     Accrued liabilities............................     751      411      (424)
     Deferred maintenance and product revenue.......     367    1,626     1,969
     Other liabilities..............................      --       --       278
                                                     -------  -------  --------
      Net cash provided by (used in) operating
       activities...................................  (1,358)   2,237     4,115
                                                     -------  -------  --------
Cash flows from investing activities:
  Acquisition of New Era, net of cash acquired......      --       --   (10,168)
  Proceeds from sale of available-for-sale
   securities.......................................      --       --     2,525
  Acquisition of property and equipment.............    (618)     (43)     (384)
  Capitalization of software development costs......    (334)     (30)      (90)
  Purchase of available-for-sale securities.........      --   (2,475)       --
  Acquisition of Lennox and Partner GmbH............      --      (63)       --
                                                     -------  -------  --------
      Net cash used in investing activities.........    (952)  (2,611)   (8,117)
                                                     -------  -------  --------
Cash flows from financing activities:
  Proceeds from term loan...........................      --       --     3,000
  Proceeds from bank line of credit.................   1,500       --     5,000
  Payments on capital lease obligations.............    (107)    (339)     (307)
  Payments on notes payable and other...............  (3,164)    (887)     (323)
  Payments on bank line of credit...................      --     (200)   (1,300)
  Proceeds from notes payable to stockholder........   1,000       --        --
  Proceeds from issuance of preferred and common
   stock, net.......................................   5,300       21        36
                                                     -------  -------  --------
      Net cash provided by (used in) financing
       activities...................................   4,529   (1,405)    6,106
                                                     -------  -------  --------
       Net increase (decrease) in cash and cash
        equivalents.................................   2,219   (1,779)    2,104
Effect of exchange rate changes on cash.............     110      189      (131)
Cash and cash equivalents, beginning of period......   3,409    5,738     4,148
                                                     -------  -------  --------
Cash and cash equivalents, end of period............ $ 5,738  $ 4,148  $  6,121
                                                     =======  =======  ========

  The accompanying notes are an integral part of these consolidated financial statements.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS

  Interlink Computer Sciences, Inc. (the "Company") is a supplier of high performance solutions for enterprise networked systems management. The Company provides software and services which enable customers to use their IBM and IBM-compatible MVS mainframes as "enterprise servers" in distributed, heterogeneous client/server network environments. The Company markets and sells its software and services primarily through its direct sales organization in North America and Europe and, to a lesser extent, through resellers and international distributors to domestic and international customers, including original equipment manufacturers. The Company's TCPaccess products, including related maintenance and hardware, have generated the majority of the Company's revenues. During fiscal years 1994, 1995 and 1996, sales of the TCPaccess products and related maintenance and hardware accounted for approximately 61%, 66% and 67%, respectively, of the Company's total revenues. Therefore, the Company's operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of the TCPaccess products. The life cycles of the Company's products are difficult to estimate due in part to the effect of future product enhancements and competition. A decline in demand for the Company's products as a result of competition, technological change or other factors would have a material adverse affect on the Company's business, financial condition and result of operations.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after intercompany balances and transactions have been eliminated.

FINANCIAL INSTRUMENTS

  Cash equivalents are highly liquid investments with original or remaining maturities of three months or less at the date of purchase. Cash equivalents present insignificant risk of changes in value because of interest rate changes. The Company maintains its cash balances with high quality financial institutions and has not experienced any material losses relating to any investment instruments.

  Available-for-sale securities are carried at fair value, based on quoted market prices, with the unrealized gains or losses, net of tax, reported in stockholders' equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, both of which are included in interest income. Realized gains and losses are recorded on the specific identification method.

  The amounts reported for cash equivalents, receivables and other financial instruments are considered to approximate fair values based upon comparable market information available at the respective balance sheet dates. Financial instruments that potentially subject the Company to concentrations of credit risks comprise, principally cash and cash equivalents, available-for-sale securities, trade accounts receivable, bank lines of credit and long-term debt. The Company invests its excess cash primarily in commercial paper and treasury notes that mature within one year. The carrying value of the Company's line of credit and long-term debt approximates fair value as the interest rates are variable or the debt has been discounted at current interest rates.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

CONCENTRATIONS

  At June 30, 1995 and 1996, approximately 19% and 39%, respectively, of the Company's cash and cash equivalents and available-for-sale securities are invested in Europe with the remaining amounts invested primarily in the United States and Canada.

  At June 30, 1995 and 1996, approximately 62% and 51%, respectively, of the Company's trade accounts receivable are due from customers in Europe with the remaining receivables due from customers primarily in the United States and Canada. The Company performs ongoing evaluations of its customers' financial condition and does not require collateral. The Company maintains allowances for potential credit losses and such losses have been within management's expectations.

  Network access from the enterprise server to the network via the Company's TCPaccess product requires a network controller, which the Company sells to its customers. The Company's principal network controller, the 3762 Network Controller, is supplied by one company. Sales of network controllers have accounted for substantially all of the Company's hardware revenues to date, and total hardware revenues have accounted for 23%, 25% and 19% of product revenues in fiscal years 1994, 1995 and 1996, respectively. In addition, the Company also relies upon this company for network controller replacement parts. If the Company were unable to purchase an adequate supply of such sole-sourced products on a timely basis, the Company could be required to design a comparable product, qualify and develop an alternative source, or redesign its products based upon different components. Furthermore, IBM could use its position as a supplier of network controllers to gain a competitive advantage over the Company. To date, the Company has not experienced difficulty or significant delay in obtaining any such sole-source products. However, there can be no assurance that the Company will not face such difficulties or delays in the future. An inability of the Company or its customers to obtain such sole-sourced controllers could significantly delay shipment of products, which could have a material adverse effect on the Company's business, financial condition and results of operations.

GOODWILL

  Goodwill is amortized on a straight line basis and is stated net of accumulated amortization of $82,000 and $165,000 at June 30, 1995 and 1996, respectively.

INVENTORIES

  Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. Inventories are principally comprised of finished goods at June 30, 1995 and 1996.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost and depreciated using the straight-line basis over estimated useful lives of three to five years. Leasehold improvements and property under capital leases are amortized using a straight-line basis over the shorter of their estimated useful lives or the terms of the leases. Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in operations.

REVENUE RECOGNITION

 Product Revenues

  Product revenues are recognized after shipment of the product, completion of a trial period, if any, and receipt of a signed contract, if remaining obligations are insignificant, collection of the resulting receivable is

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES probable and product returns are reasonably estimatible. Provisions for estimated product returns, warranty costs and insignificant vendor obligations are recorded at the time products are shipped. Generally, the Company does not provide the right of return or price protection to its distributors or its end user customers.

  Deferred product revenues consist generally of revenues from distributors with which the Company does not have historical collection experience, revenues under contracts with refundability or cancellation clauses and revenues for which the Company believes collection is not probable. Product revenues from distributors with which the Company either does not have historical collection experience or believes collection is not probable are recognized upon collection of the related accounts receivable and revenues under contracts with refundability or cancellation clauses are recognized when such clauses lapse.

 Maintenance and Consulting Revenues

  Maintenance and deferred maintenance revenues consist of maintenance and renewal fees for providing product updates, technical support and related services for software products, and consulting revenue consists of training and consulting services fees. The Company unbundles a portion of its initial product license revenues related to software maintenance revenues based upon the amount charged for such services when they are sold separately. Unbundled software maintenance revenues and revenues from separately sold maintenance contracts are deferred and recognized ratably over the related service period. Consulting services revenues from contracts are generally recognized on the percentage of completion basis, measured by the relationship of labor hours incurred to estimated total labor hours for the contract. The Company considers expended hours the best available measure of progress for these contracts. Changes in job performance and estimated profitability may result in revisions of cost, income and losses on contracts and are recognized in the period in which the revisions are determined. Training fees are recognized as the related services are performed.

PRODUCT DEVELOPMENT COSTS

  Costs related to the conceptual formulation and design of software products are expensed as product development while costs incurred subsequent to establishing technological feasibility of software products are capitalized, if material, until general release of the product. Generally, technological feasibility is established when the software module performs its primary functions described in its original specifications, contains convenience features required for it to be usable in a production environment and is completely documented. Amortization of capitalized software costs, which begins when products are available for general release to customers, is provided on a product-by-product basis at the greater of the amount computed using the ratio of current revenues to the total current and anticipated revenues or the straight-line basis over two years. The Company evaluates the estimated net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the net book value is in excess of net realizable value. Net realizable value for each software product is the estimated future gross revenues from that product reduced by the estimated future costs of completing and disposing of that product. During fiscal year 1995, the Company wrote off capitalized software costs of $112,000 and in fiscal years 1994, 1995 and 1996 capitalized software amortization was $154,000, $259,000 and $32,000, respectively.

ADVERTISING EXPENSE

  Advertising costs are expensed when incurred. In fiscal years 1994, 1995 and 1996 advertising expense was $178,000, $277,000 and $691,000, respectively.

INCOME TAXES

  The Company accounts for income taxes under the liability method whereby deferred tax asset or liability account balances are calculated at the balance sheet date using current laws and rates in effect.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

FOREIGN CURRENCY TRANSLATION

  The functional currency for the majority of the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currency to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the weighted average exchange rate during the period. Adjustments resulting from such translation are reflected as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the results of operations.

COMPUTATION OF NET INCOME (LOSS) PER SHARE

  Net income (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares are included in the per share calculations where the effect of their inclusion would be dilutive. Dilutive common equivalent shares consist of the incremental common shares issuable upon conversion of convertible preferred stock (using the "if converted" method) and stock options and warrants, using the modified treasury stock method in all periods. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common and common equivalent shares issued by the Company during the twelve months preceding the initial filing of the Company's initial public offering, using the treasury stock method and the public offering price per share, have been included in the calculation of net income (loss) per share for all periods presented.

RECLASSIFICATIONS

  Certain reclassifications have been made to prior year balances to conform to current classifications.

RECENT PRONOUNCEMENTS

  During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121), which requires the Company to review the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 will become effective for the Company's 1997 fiscal year. The Company does not expect SFAS 121 to have a material impact on the Company's financial condition or results of operations.

  During October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock based compensation plans. While the Company is studying the impact of the pronouncement, it continues to account for employee stock options under APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123 will be effective for fiscal years beginning after December 15, 1995.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

2. ACQUISITIONS:

LENNOX AND PARTNER GMBH

  During fiscal year 1995, the Company purchased all of the capital stock of Lennox and Partner GmbH ("Lennox") in exchange for 42,000 shares of the Company's common stock and cash of $63,000. Under the terms of the purchase agreement, the Company is obligated to make future cash payments to the sellers of $58,000 and may be obligated to make additional cash payments of up to $232,000 and to issue up to 6,000 additional shares of the Company's common stock to certain Lennox sellers, who after the acquisition became employees of the Company, contingent upon cumulative profitability of the subsidiary. The acquisition was accounted for as a purchase transaction and the results of operations of Lennox were included with those of the Company after July 1, 1994, the date the acquisition was consummated. During 1995, the Company paid and expensed $60,000 related to the cumulative profitability requirements and recorded goodwill of $330,000 related to the transaction and is amortizing such amounts over four years. The results of operations of Lennox were not material to those of the Company in 1994.

  In December 1995, the cumulative profitability requirements specified in the purchase agreement were met and the Company recorded an expense totaling $216,000 related to both cash payments totaling $197,000 and the issuance of 6,000 shares of the Company's common stock with a fair value of $3.20 per share.

NEW ERA SYSTEMS SERVICES LTD.

  Effective December 29, 1995, the Company acquired all of the outstanding stock of New Era Systems Services Ltd. ("New Era"), a Canadian company that develops, markets and supports storage management and software distribution products. In the transaction, the Company paid cash of approximately $11,000,000 and issued fully exercisable warrants to purchase 350,000 shares of its common stock at an exercise price of $3.20 per share with a fair value of $315,000 (see Note 7). In addition, in conjunction with the acquisition, the Company issued non-interest bearing notes payable to the shareholders of New Era aggregating approximately $1,300,000, net of discounts for imputed interest of $133,000 (see Note 5). These amounts resulted in a purchase price for New Era of $13,001,000 including accruals for direct acquisition costs and severance costs and certain duplicate facilities related to the planned closure of New Era's European subsidiary, all totaling approximately $500,000. The acquisition has been accounted for as a purchase transaction and the results of operations of New Era have been included with those of the Company since December 29, 1995, the date the acquisition was consummated.

  The fair value of the assets acquired from New Era, which was determined through established valuation techniques used in the software industry, and a summary of the consideration exchanged for these assets is as follows (in thousands):

   Total purchase price...............................................  $13,001
                                                                        =======
   Assets acquired:
     Tangible assets, primarily cash, accounts receivable and property
      and equipment...................................................    3,117
     Purchased software products......................................    3,199
     Purchased research and development...............................   10,158
   Liabilities assumed................................................   (3,473)
                                                                        -------
                                                                        $13,001
                                                                        =======

  The amount allocated to purchased software products, for which technological feasibility had been established at the acquisition date, is being amortized on a straight line basis over five years. At each balance sheet date, the Company estimates the net future cash flows from its purchased software products. If such net future cash flows are less than the net book value of the purchased software products, the Company will reduce

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES such net book value to the fair value of the software products, which is generally the present value of estimated expected future cash flows using an appropriate discount rate. At June 30, 1996, the estimated net future cash flows of the purchased software products exceeded their net book value and accumulated amortization related to purchased software products was $321,000. The amount of the purchase price allocated to purchased research and development, which had no alternative future use and relates to products for which technological feasibility had not been established, was expensed at the acquisition date.

  In addition, contingent consideration up to a total of $5,200,000 is payable in cash on January 31, 1997 and 1998, upon the attainment of certain targeted revenue levels for New Era software products and maintenance. These amounts represent additional consideration paid for the acquisition of New Era, and up to $2,700,000 will be recorded as purchased research and development and expensed, if the products in research and development at the date of the acquisition are still under research and development and up to $800,000 will be recorded as purchased software products. Amounts paid in excess of amounts allocated to purchased research and development and purchased software products will be recorded as goodwill and amortized over the remaining life of the goodwill, which is estimated at five years from the date of the acquisition.

  Summarized below are the unaudited pro forma results of operations of the Company as though New Era had been acquired at the beginning of fiscal 1995. Adjustments have been made for the estimated increases in amortization related to purchased software, increases and decreases in interest expense and income and other appropriate pro forma adjustments.

                                                             JUNE 30,
                                                     --------------------------
                                                         1995          1996
                                                     ------------  ------------
                                                     (IN THOUSANDS, EXCEPT PER
                                                          SHARE AMOUNTS)
   Revenue.......................................... $     29,954  $     36,491
   Net income (loss)................................         (450)        2,765
   Net income (loss) per share......................        (0.07)         0.56

  The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable and do not reflect any benefit from economies which might be achieved from combined operations. The pro forma financial information presented above is not necessarily indicative of either the results of operations that would have occurred had the acquisition taken place at the beginning of fiscal 1995 or of future results of operations of the combined companies.

3. BALANCE SHEET DETAIL:

  Property and equipment, net comprised (in thousands):

                                                                  JUNE 30,
                                                               ----------------
                                                                1995     1996
                                                               -------  -------
   Equipment.................................................. $ 6,990  $ 4,131
   Furniture and fixtures.....................................     470      338
   Leasehold improvements.....................................     221       97
                                                               -------  -------
                                                                 7,681    4,566
   Less accumulated depreciation and amortization.............  (6,230)  (3,285)
                                                               -------  -------
                                                               $ 1,451  $ 1,281
                                                               =======  =======

  Depreciation expense was $762,000, $676,000 and $742,000 in fiscal years 1994, 1995 and 1996, respectively.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

  Equipment acquired under capital leases included in property and equipment above comprised (in thousands):

                                                                   JUNE 30,
                                                                 --------------
                                                                  1995    1996
                                                                 ------  ------
   Equipment.................................................... $1,066  $1,030
   Less accumulated amortization................................   (488)   (766)
                                                                 ------  ------
                                                                 $  578  $  264
                                                                 ======  ======

  Capitalized software, net, included in other assets, comprised (in thousands):

                                                                    JUNE 30,
                                                                   ------------
                                                                   1995   1996
                                                                   -----  -----
   Capitalized software........................................... $ 364  $ 454
   Less accumulated amortization..................................  (332)  (364)
                                                                   -----  -----
                                                                   $  32  $  90
                                                                   =====  =====

4. BANK LINE CREDIT:

  At June 30, 1996, the Company had available a line of credit with a bank under a loan agreement, which also provided for certain long-term borrowings of $3,000,000 (see Note 5). At June 30, 1996, $5,000,000 was outstanding under the line of credit. The line of credit expires on November 29, 1996 and is collateralized by substantially all the assets of the Company. Borrowings under the line of credit are limited to the lesser of (i) 85% of domestic accounts receivable plus 70% of eligible foreign accounts receivable not to exceed $2,500,000 or (ii) $5,000,000 and bear interest at the lender's prime rate plus 1.5% (9.75% at June 30, 1996). Under the terms of the agreement, the Company is required to maintain a certain minimum quick ratio and tangible net worth and maximum debt to tangible net worth, as well as specified quarterly profitability and is restricted from paying dividends, repurchasing stock, hypothecating assets or incurring additional indebtedness. In conjunction with this loan agreement, the Company issued fully exercisable warrants to the bank for 75,000 shares and 6,250 shares at $3.20 and $12.80 per share, respectively, of the Company's common stock. In the event the Company completes an initial public offering by October 1, 1996, the shares of common stock exercisable under the warrant for 75,000 shares is reduced to 62,500 shares.

  The weighted average interest rate on the Company's short-term borrowing was 8.4%, 10.0% and 11.0% for fiscal years 1994, 1995 and 1996, respectively.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

5. LONG-TERM DEBT:

OUTSTANDING LONG-TERM DEBT

  As of June 30, 1996, the Company had long-term debt outstanding as follows (in thousands):

   Note payable to bank................................................ $ 3,000
   Capitalized lease obligations.......................................     347
   Notes payable to former New Era shareholders........................   1,401
   Western Economic Development notes payable..........................   1,244
                                                                        -------
                                                                          5,992
   Less current portion................................................  (3,100)
                                                                        -------
                                                                        $ 2,892
                                                                        =======

  The note payable to bank bears interest at prime plus 2.5% (10.75% at June 30, 1996) and is payable in quarterly installments of principal beginning in June 1996 with the final payment due in December 1998. The note payable, which was issued to finance, in part, the New Era acquisition, is subject to the same loan agreement described in Note 4 above.

  The Company has leased equipment under capital lease obligations maturing through fiscal year 2000. The lease agreements require the Company to maintain liability and property insurance.

  The notes payable to the former New Era shareholders were issued in conjunction with the acquisition of New Era and are non-interest bearing, unsecured and due on January 2, 1997. The notes payable are recorded net of a discount of approximately $65,000 at June 30, 1996, which reflects the estimated interest to maturity at a rate of 10%, the interest rate at which other short-term borrowings were available to the Company at the time of the acquisition.

  The Western Economic Development notes payable, which were assumed in conjunction with the Company's acquisition of New Era, are unsecured, non-interest bearing and are due in quarterly payments through June 2005 with accelerated principal payments required each quarter beginning in June 1996, calculated as 14% of quarterly HARBOR revenues in excess of approximately $600,000. As this criterion was not met at June 30, 1996, no accelerated payments are currently due. The notes payable are recorded net of a discount of $614,000 at June 30, 1996 based on the Company's borrowing rate of 11%, the interest rate at which long-term borrowings were available to the Company at the time of acquisition. Under the terms of these notes, the Company is required to maintain minimum equity in its Canadian subsidiary, is restricted from paying dividends and must continue to conduct certain product development operations in Western Canada until the notes are fully repaid.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

  At June 30, 1996, future minimum annual payments due under the long-term debt and the capital lease obligations are as follows (in thousands):

   FISCAL YEAR
   -----------
    1997................................................................ $3,193
    1998................................................................  1,307
    1999................................................................    994
    2000................................................................    243
    2001................................................................    235
    Thereafter..........................................................    735
                                                                         ------
                                                                          6,707
    Less amount representing interest...................................   (715)
                                                                         ------
    Total minimum payments.............................................. $5,992
                                                                         ======

DEBT RESTRUCTURING

  During fiscal year 1994, the Company exchanged borrowings of approximately $5,000,000 for a cash payment of $3,000,000, a warrant to purchase 75,000 shares of the Company's common stock at an exercise price of $0.90 per share (see Note 7) and a note payable of $495,000 and recorded an extraordinary gain related to the debt restructuring of $1,320,000 net of income taxes of $41,000. This gain represented the difference between the recorded amount of the debt prior to the restructuring less cash paid, the estimated fair value of the warrants and the note payable including all estimated interest payments through January 1, 1997. During fiscal year 1995, the Company paid the remaining $495,000 note payable to the bank.

6. COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS

  The Company leases its facilities and certain equipment under various operating leases with terms ranging from month-to-month to five years. Under the terms of these leases, the Company is also responsible for taxes, insurance and utilities.

  The minimum future annual rental payments as of June 30, 1996 under leases with initial or remaining non-cancelable lease terms longer than one year are as follows (in thousands):

   FISCAL YEAR
   -----------
    1997................................................................ $1,650
    1998................................................................  1,092
    1999................................................................    497
    2000................................................................    471
    2001................................................................    276
    Thereafter..........................................................    296
                                                                         ------
    Total minimum lease payments........................................ $4,282
                                                                         ======

  Rent expense was $1,318,000, $1,668,000 and $1,767,000 in fiscal years 1994,
1995 and 1996, respectively. Sublease rental income was $9,000 in fiscal year 1994. The Company's sublease expired during fiscal year 1994.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

CONTINGENCY

  The Company and the Company's subsidiary in France are involved in a commercial dispute with a former Italian distributor of the Company's TCPaccess products. The former distributor alleged in a letter sent to the Company that the Company had breached and unlawfully terminated the agreement pursuant to which the former distributor was appointed a distributor of the Company's products in Italy and asserted other related claims against the Company. The letter demanded the former distributor's reinstatement as a distributor, the execution of a written distribution agreement setting forth the distribution arrangements between the parties, and compensation in an unspecified amount to be paid to the former distributor for the harm that it has suffered. The Company's Canadian subsidiary, New Era, has also previously used the former distributor as a distributor of the HARBOR products in Italy pursuant to a separate agreement. No legal claim has been filed nor has arbitration been invoked by the former distributor regarding this matter. No provision for any liability that may result upon resolution of this matter has been made in the accompanying financial statements. Should the former distributor initiate legal proceedings and prevail on such claims, the Company's business, financial condition and results of operations could be materially adversely affected.

FOREIGN EXCHANGE CONTRACTS

  The Company had foreign exchange contracts outstanding with notional amounts of $158,000 and $1,465,000 at June 30, 1995 and 1996, respectively. Risk equal to the notional amounts of these contracts arises from the possible inability of the counter parties to meet the terms of these contracts. The other parties to these contracts are major financial institutions. The Company does not expect any significant losses as a result of default by the other party. Gains and losses resulting from these contracts are insignificant and are recorded in general and administrative expense.

MANAGEMENT AND KEY EMPLOYEE COMPENSATION AGREEMENTS

  The Company has agreements with certain members of management that provide for the immediate acceleration of the exercisability of the options to purchase the Company's common stock held by these individuals and for cash bonuses if there is any reorganization, merger, or acquisition that results in a change in the Company's ownership by at least 50%. Under these agreements, the amount of additional compensation to be paid to each of these employees would be determined based on a formula which considers the purchase price paid for the Company and the amounts the preferred shareholders are entitled to receive through liquidation preferences. All of these agreements terminate immediately prior to the closing of an underwritten public offering of the Company's common stock registered under the Securities Act of 1933, as amended.

7. STOCKHOLDERS' EQUITY:

PREFERRED STOCK

  The Board of Directors has the authority to issue preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by the Company's stockholders.

  The Company's Series 1 preferred stock is initially convertible into common stock, on a one for one basis, subject to certain antidilution adjustments. Conversion is at the option of the holder, or is automatic upon the

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES earlier of the closing of a public offering of the Company's common stock at a price of not less than $10.00 per share, as amended by the Company's Board of Directors in July 1996, and an aggregate gross offering price to the public of not less than $10,000,000 or upon the election of 50% of the holders of the Series 1 preferred stock. The holders of preferred stock have voting rights equal to the number of shares of common stock into which the preferred stock is convertible. Further, holders of a certain majority of the outstanding shares of the Series 1 preferred stock must approve a merger or sale of substantially all the assets of the Company or amendments of the Articles of Incorporation. The preferred stockholders are entitled to elect two members of the Board of Directors.

  In the event of liquidation or merger, or upon the election of 50% of the holders of the Series 1 preferred stock, the holders of the Series 1 preferred stock are entitled to receive an initial preference amount of $5.50 per share and all declared but unpaid dividends. Thereafter, the property and/or cash shall be distributed 50% among the holders of Series 1 preferred stock and 50% to the holders of common stock until the holders of the Series 1 preferred stock have received $13.75 per share. Remaining assets shall be distributed to the common stockholders until each has received $13.75 per share and then ratably among the common and preferred stockholders, with the preferred stockholders sharing on an as converted basis.

  The holders of Series 1 preferred stock are entitled to receive a non-cumulative dividend of $0.38 per share, per annum, payable when, as and if declared by the Board of Directors. The holders of the Series 1 preferred stock also have certain registration rights.

INCENTIVE STOCK OPTION PLAN

  The Company terminated its 1988 Stock Option Plan and replaced it with a 1992 Stock Option Plan ("1992 Plan") under which 975,000 shares of common stock were reserved for issuance. During 1996, the Company increased the number of shares of common stock reserved under the 1992 Plan by 980,000 shares to 1,955,000 shares, of which 850,000 shares are subject to stockholder approval. All stock options outstanding or available for grant under the 1988 Stock Option Plan were canceled or terminated, respectively. Under the 1992 Plan, incentive stock options may be granted to employees, officers and directors and non-statutory stock options to employees, officers, directors or consultants at prices not lower than 100% and 85%, respectively of the fair market value of the Company's common stock at the date of grant as determined by the Board of Directors. Furthermore, the 1992 Plan provides that options are exercisable within the times, or upon the events determined by the Board of Directors, or by a committee of the Board appointed to administer the 1992 Plan, and are exercisable no later than seven years from the date of grant. Generally, options become exercisable as to 9/48 after nine months from the date of grant and ratably thereafter over three years and three months. Options to purchase 77,750 shares of the Company's common stock with an exercise price of $1.10 per share, however, become exercisable on the earlier to occur of the achievement of specified performance milestones or five years from the date of grant. In July 1996, the specified performance milestones were determined to be satisfied and all of these options became exercisable.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

  Option activity under the plan for the fiscal years 1994, 1995, and 1996 follows:

                                                    OPTIONS OUTSTANDING
                                   OPTIONS   ----------------------------------
                                  AVAILABLE               EXERCISE
                                  FOR GRANT   SHARES       PRICE       AMOUNT
                                  ---------  ---------  ------------ ----------
Balances, June 30, 1993..........   69,465     420,045     $0.70     $  295,000
Options reserved.................  400,000          --            --         --
Options granted.................. (348,350)    348,350   $0.70-$1.10    348,000
Options exercised................       --      (9,182)    $0.70         (6,000)
Options canceled.................   65,874     (65,874)  $0.70-$0.90    (47,000)
                                  --------   ---------  ------------ ----------
Balances, June 30, 1994..........  186,989     693,339   $0.70-$1.10    590,000
Options reserved.................   75,000          --            --         --
Options granted.................. (313,483)    313,483     $1.10        345,000
Options exercised................       --     (27,798)  $0.70-$1.10    (21,000)
Options canceled.................  182,796    (182,796)  $0.70-$1.10   (170,000)
                                  --------   ---------  ------------ ----------
Balances, June 30, 1995..........  131,302     796,228   $0.70-$1.10    744,000
Options reserved.................  980,000          --            --         --
Options granted.................. (355,150)    355,150  $1.10-$14.00  1,250,000
Options exercised................       --     (18,564)  $0.70-$1.10    (16,000)
Options canceled.................  114,311    (114,311)  $0.70-$1.10   (123,000)
                                  --------   ---------  ------------ ----------
Balances, June 30, 1996..........  870,463   1,018,503  $0.70-$14.00 $1,855,000
                                  ========   =========               ==========

  At June 30, 1996, 598,012 outstanding options were exercisable.

WARRANTS

  At June 30, 1996, the Company had issued fully exercisable warrants to purchase the following types of stock with the terms indicated:

                                                 NUMBER   EXERCISE
                 TYPE OF STOCK                  OF SHARES  PRICE      EXERCISE PERIOD
                 -------------                  --------- --------    ---------------
    Series 1 preferred.........................   15,000   $ 5.50  through December 1998
    Common.....................................   66,668   $ 0.90  through December 1998
    Common.....................................   75,000   $ 0.90  through January 1999
    Common.....................................  350,000   $ 3.20  through December 2000
    Common.....................................   75,000   $ 3.20  through April 2003
    Common.....................................    6,250   $12.80  through April 2003

  The warrant for 75,000 shares of common stock with an exercise price of $0.90 expires earlier than January 1999 if the Company closes an initial public offering at a specified price per share and the gross proceeds are at least $10,000,000 or upon a merger or reorganization. As of June 30, 1996, the Company has reserved 15,000 shares of its Series 1 preferred stock for exercise of these warrants and 587,917 shares of its common stock.

EMPLOYEE STOCK PURCHASE PLAN

  In June 1996, the Company's Board of Directors, subject to stockholder approval, authorized the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 250,000 shares of common stock for issuance under the Purchase Plan. Employees (including officers and employee directors of the Company) are eligible to participate if they are customarily employed for at least 20 hours per week and for more than five

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES months in any calendar year. The Purchase Plan will be implemented by a series of overlapping offering periods, each to be of approximately twenty-four months duration. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of any employee's compensation. The purchase price of the common stock under the purchase Plan will be equal to 85% of the lesser of the fair market value per share of common stock on the start date of the offering period or on the date on which the option is exercised. The Purchase Plan will terminate in June 2006, unless sooner terminated by the Board of Directors. As of June 30, 1996, no shares have been issued under the Purchase Plan.

DIRECTOR OPTION PLAN

  In June 1996, the Company's Board of Directors, subject to stockholder approval, authorized the 1996 Director Option Plan (the "Director Plan") and reserved a total of 100,000 shares of common stock for issuance under the Director Plan. The option grants under the Director Plan are automatic and non-discretionary, and the exercise price of the options is 100% of the fair market value of the common stock on the grant date. The Director Plan provides for an initial grant of options to purchase 15,000 shares of common stock to each non-employee director of the Company (an "Outside Director") upon the effective date of this offering at a per share exercise price equal to the initial public offering price. Each new non-employee director will automatically be granted an option to purchase 15,000 shares of common stock upon joining the Board of Directors. Subsequently, each Outside Director will automatically be granted an additional option to purchase 3,750 shares of common stock at the next meeting of the Board of Directors following the annual meeting of stockholders in each year beginning with the 1997 annual meeting of stockholders, if on such date, such Outside Director has served on the Board of Directors for at least six months. The term of such options is ten years. As of June 30, 1996, no shares have been issued under the Director Plan.

REINCORPORATION IN DELAWARE

  In June 1996, the Company's Board of Directors, subject to stockholder approval, authorized the reincorporation of the Company in Delaware. As a result of the reincorporation, the Company's authorized common stock will increase to 25,000,000 shares, with a par value of $0.001 per share, and, subject to the conversion of all outstanding preferred stock upon the completion of the initial public offering, the Company will be authorized to issue 5,000,000 shares of undesignated preferred stock.

8. INCOME TAXES:

  Income (loss) applicable to domestic and foreign income taxes follows (in thousands):

                                                           YEAR ENDED JUNE 30,
                                                           ---------------------
                                                            1994  1995    1996
                                                           ------ ----  --------
   Domestic............................................... $1,841 $73   $  3,737
   Foreign................................................    140 (50)   (11,239)
                                                           ------ ---   --------
                                                           $1,981 $23   $ (7,502)
                                                           ====== ===   ========

               INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

  Benefit from (provision for) income taxes comprises (in thousands):

                                                        YEAR ENDED JUNE 30,
                                                        ----------------------
                                                        1994    1995    1996
                                                        -----  ------  -------
   Current:
     Federal (net of benefit of operating loss
      carryforward of $737 in 1994, $600 in 1995 and
      $45 in 1996)..................................... $ (45) $ (580) $(1,100)
     State (net of benefit of operating loss
      carryforward of $64 in 1994, $44 in 1995 and $12
      in 1996).........................................   (25)     --     (218)
     Foreign...........................................   (70)    193       --
                                                        -----  ------  -------
                                                         (140)   (387)  (1,318)
                                                        -----  ------  -------
   Deferred:
     Federal...........................................    --   1,091      262
     State.............................................    --     100       91
     Foreign...........................................  (174)     --      (72)
                                                        -----  ------  -------
                                                         (174)  1,191      281
                                                        -----  ------  -------
   Decrease in valuation allowance.....................    --     820      923
                                                        -----  ------  -------
                                                        $(314) $1,624  $  (114)
                                                        =====  ======  =======

  Benefit from (provision for) income taxes relates to (in thousands):

                                                            YEAR ENDED JUNE
                                                                  30,
                                                           -------------------
                                                           1994    1995  1996
                                                           -----  ------ -----
   Operations............................................. $(273) $1,624 $(114)
   Gain on debt restructuring.............................   (41)     --    --
                                                           -----  ------ -----
                                                           $(314) $1,624 $(114)
                                                           =====  ====== =====

  The components of the deferred tax asset are as follows (in thousands):

                                                                   JUNE 30,
                                                                 --------------
                                                                  1995    1996
                                                                 ------  ------
   Deferred tax assets:
     Allowance for doubtful accounts receivable................. $  112  $  180
     Allowance for excess and obsolete inventories..............     26      50
     Depreciation and amortization..............................    707   1,092
     Accrual for warranty, royalties and other..................  1,116   1,452
     Net operating loss carryforwards...........................    949   1,164
     Tax credit carryforwards...................................    198      --
                                                                 ------  ------
       Total deferred tax assets................................  3,108   3,938
   Deferred tax liability:
     Purchased software products................................     --  (1,321)
   Valuation allowance..........................................   (923)     --
                                                                 ------  ------
       Net deferred tax assets.................................. $2,185  $2,617
                                                                 ======  ======

  The valuation allowance decreased $820,000 in fiscal year 1995, primarily due to the fact that management believed it is more likely than not that a portion of the deferred tax asset will be realized in the next two fiscal

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES years primarily because of its expectation that both the Company and certain of its subsidiaries will be profitable in fiscal years 1996 and 1997. At June 30, 1996, the Company reduced its valuation allowance and recorded the full amount of its net deferred tax assets, primarily because management believes that it is more likely than not that the Company will have continued profitability.

  The principal items accounting for the difference between income taxes computed at the U.S. statutory rate and the (provision for) benefit from income taxes reflected in the statements of operations are as follows (in thousands):

                                                         YEAR ENDED JUNE 30,
                                                         ----------------------
                                                         1994    1995    1996
                                                         -----  ------  -------
   United States statutory rate......................... $(674) $   (8) $ 2,551
   State taxes, net of federal benefit..................   (20)     (1)    (127)
   Foreign taxes, net...................................  (257)    193      (72)
   Utilization of operating loss carryforwards..........   674     644       --
   Change in valuation allowance........................    --     820      923
   Alternative minimum tax..............................   (37)     --        5
   Foreign sales corporation............................    --      --       60
   Non-deductible purchased research and development....    --      --   (3,454)
   Other................................................    --     (24)      --
                                                         -----  ------  -------
                                                         $(314) $1,624  $  (114)
                                                         =====  ======  =======

  The Company has net operating loss and general business tax credit carryforwards for federal income tax purposes which may be used to reduce future taxable income, if any, and federal income tax liability, respectively. The years in which these carryforwards expire and their amounts as of June 30, 1996 are as follows:

                                                         EXPIRATION
                                                            DATE      AMOUNTS
                                                        ------------ ----------
   U.S. federal net operating loss carryforwards....... Through 2007 $1,500,000
   Foreign net operating loss carryforwards............ None            480,000
   California state regular tax operating loss
    carryforwards...................................... Through 1997    135,000


  The Tax Reform Act of 1986 substantially changed the rules relating to net operating loss and tax credit carryforwards in the case of an ownership change of a corporation. The Company had such an ownership change, as defined, which has limited the amount of net operating loss carryforwards that can be used in any one year to approximately $135,000.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

9. SEGMENT INFORMATION:

  The Company is a supplier of high performance solutions for enterprise networked systems management. The Company provides software and services which enable IBM and IBM-compatible MVS mainframes to be used as "enterprise services" in distributed, heterogeneous client/server network environments. Its business falls into one industry segment. No one customer accounted for more than 10% of consolidated annual revenues in fiscal 1994, 1995 and 1996. The distribution of revenues between the United States, Canadian and European operations follows (in thousands):

                                                        YEAR ENDED JUNE 30,
                                                      -------------------------
                                                       1994     1995     1996
                                                      -------  -------  -------
   Revenues from unaffiliated customers:
     United States................................... $14,263  $16,105  $19,923
     Canada..........................................      --       --    1,258
     Europe..........................................   7,612   10,974   12,821
     Transfer from U.S. to Europe....................   4,243    5,221    5,620
     Eliminations....................................  (4,243)  (5,221)  (5,620)
                                                      -------  -------  -------
   Consolidated...................................... $21,875  $27,079  $34,002
                                                      =======  =======  =======

  The Company assembles its systems domestically and then sells these systems to its European subsidiaries for distribution in the European market. Internal selling prices are designed to allocate operating profits to the operating entity, with sales and service profits to the sales and service entities. Consolidated income (loss) before income taxes and extraordinary items comprised (in thousands):

                                                             YEAR ENDED JUNE
                                                                   30,
                                                            -------------------
                                                            1994 1995    1996
                                                            ---- ----  --------
   United States........................................... $480 $ 73  $  4,711
   Canada..................................................   --   --   (10,858)
   Europe..................................................  140  (50)   (1,355)
                                                            ---- ----  --------
                                                            $620 $ 23  $ (7,502)
                                                            ==== ====  ========

  Consolidated total assets comprised (in thousands):

                                                                    JUNE 30,
                                                                 ---------------
                                                                  1995    1996
                                                                 ------- -------
   United States................................................ $12,373 $10,858
   Canada.......................................................      --   5,857
   Europe.......................................................   7,627   9,210
                                                                 ------- -------
                                                                 $20,000 $25,925
                                                                 ======= =======

  Export sales were $276,000, $440,000 and $305,000 in fiscal years 1994, 1995 and 1996, respectively.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

10. SUPPLEMENTAL CASH FLOW DISCLOSURES (IN THOUSANDS):

                                                           YEAR ENDED JUNE 30,
                                                           -------------------
                                                            1994  1995  1996
                                                           ------ ---- -------
Interest paid............................................. $  329 $309 $   591
Income taxes paid......................................... $  106 $ 14 $   890
Noncash transactions from investing and financing
 activities:
  Property and equipment acquired from capital lease
   obligations............................................ $  267 $678      --
  Exchange of 363,636 shares of Series 1 preferred stock
   for a note payable due to a common shareholder......... $1,000   --      --
  Issuance of preferred and common stock warrants......... $   42   -- $    84
  Issuance of common stock for acquisition of Lennox and
   Partner GmbH...........................................     -- $ 46 $    19
  Issuance of common stock in lieu of recruiting expenses.     -- $  5      --
  Reclassification of inventory as rental equipment under
   property and equipment.................................     -- $230      --
  Reduction of property and equipment and accumulated
   depreciation for the disposal of fully depreciated
   assets.................................................     --   -- $ 4,127
Acquisition of New Era (see Note 2):
  Assets acquired, excluding cash.........................     --   -- $ 2,330
  Liabilities assumed.....................................     --   --  (3,473)
  Purchased software products.............................     --   --   3,199
  Purchased research and development......................     --   --  10,158
  Notes payable issued to former New Era stockholders (see
   Note 5)................................................     --   --  (1,328)
  Accrued liabilities for acquisition costs...............     --   --    (403)
  Issuance of common stock warrants.......................     --   --    (315)
                                                           ------ ---- -------
    Net cash payments.....................................     --   -- $10,168
                                                           ====== ==== =======

11. EMPLOYEE BENEFIT PLAN:

  The Company has a 401(k) Profit Sharing Plan (the "Plan") qualified under
Section 401(k) of the Internal Revenue Code of 1986. All full-time U.S. employees are eligible to participate in the Plan.

  Each eligible employee may elect to contribute to the Plan up to 15% of the employee's annual compensation. The Company, at the discretion of its board of directors, may make matching contributions to the Plan but has not done so for fiscal years 1994, 1995 and 1996.

12. PRO FORMA FINANCIAL STATEMENT INFORMATION:

  Upon the closing of the Company's initial public offering, each outstanding share of the Company's preferred stock will be converted automatically to common stock. The pro forma effect of the conversion has been presented as a separate column in the Company's balance sheet assuming the conversion had occurred as of June 30, 1996.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES

13. SUBSEQUENT EVENTS:

  In July 1996, the Company's Board of Directors authorized the outstanding shares of the predecessor California corporation's common stock and all classes of its preferred stock to be converted automatically into shares of the Delaware corporation's common stock and its preferred stock on a reverse one-for-two basis (see Note 7). All share and per share amounts in the consolidated financial statements have been restated to reflect the reverse stock split which will be effected upon the reincorporation of the Company in Delaware. This reincorporation and reverse stock split were approved by the Company's stockholders in July 1996.

  Effective July 26, 1996, the Company's stockholders approved the Company's Purchase Plan and Director Plan (see Note 7). In addition, the Company's stockholders approved the number of shares of common stock reserved for issuance under the Company's 1992 Plan, Purchase Plan, and Director Plan which totaled 1,955,000 shares, 250,000 shares and 100,000 shares, respectively (see
Note 7). In conjunction with this approval, the Company's stockholders also approved a further increase in the shares of common stock reserved under the Company's 1992 Plan, Purchase Plan, and Director Plan by an additional 150,000 shares, 100,000 shares and 50,000 shares, respectively. Following this approval, the total number of shares of common stock reserved for issuance under the Company's 1992 Plan, Purchase Plan, and Director Plan was 2,105,000 shares, 350,000 shares and 150,000 shares, respectively.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES
                                      AND
                         NEW ERA SYSTEMS SERVICES LTD.

                         PRO FORMA COMBINED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

  On December 29, 1995, Interlink Computer Sciences, Inc. and Subsidiaries ("Interlink" or the "Company") acquired New Era Systems Services Ltd ("New Era") and its HARBOR product line in exchange for cash and notes payable totaling $12,400,000 and warrants to purchase 350,000 shares of its Common Stock with additional contingent earnout payments totaling up to $5,200,000 due January 31, 1997 and 1998. HARBOR is an enterprise level software product line providing systems management functions such as backup, restore, and distribution for centralized network management.

  The following unaudited pro forma financial statement gives effect to the acquisition of substantially all of the assets and liabilities of New Era by Interlink as if such acquisition had taken place as of July 1, 1995.

  The accompanying unaudited pro forma combined condensed consolidated statement of operations for the year ended June 30, 1996 combines the historical consolidated statement of operations of the Company for the year ended June 30, 1996 and the historical statement of operations of New Era for the six months ended November 30, 1995 as if the acquisition had occurred on July 1, 1995. The results of operations of New Era are only included for the six months ended November 30, 1995 as Interlink's historical results of operations for the year ended June 30, 1996 include the results of New Era since the date of acquisition on December 29, 1995. The unaudited pro forma combined condensed consolidated statement of operations gives effect to the acquisition using the purchase method of accounting based upon allocation of the purchase price of New Era, and the adjustments described in the notes attached hereto.

  The pro forma combined information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the periods presented. The pro forma combined information and related adjustments are based upon available information and upon certain assumptions which the Company believes are reasonable. The pro forma combined condensed consolidated statement of operations should be read in conjunction with the Company's and New Era's historical financial statements and notes thereto incorporated by reference or contained elsewhere herein.

  Certain line items are reclassified in order to remain consistent with the Company's financial presentation. The pro forma combined information is presented in U.S. dollars.

               INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES
                                      AND
                         NEW ERA SYSTEMS SERVICES LTD.

                          PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                            INTERLINK,   NEW ERA,
                               YEAR    NINE MONTHS
                              ENDED       ENDED      PRO FORMA
                             JUNE 30,  NOVEMBER 30, ADJUSTMENTS       PRO FORMA
                               1996        1995     (SEE NOTE 2)      COMBINED
                            ---------- ------------ ------------      ---------
Revenues:
  Product..................  $19,670      $2,473      $   (731)(F)     $21,412
  Maintenance and
   consulting..............   14,332       1,060          (313)(F)      15,079
                             -------      ------      --------         -------
    Total revenue..........   34,002       3,533        (1,044)         36,491
                             -------      ------      --------         -------
Cost of revenues:
  Product..................    3,413          60           (20)(F)       3,453
  Maintenance and
   consulting..............    4,594         367          (120)(F)       4,841
                             -------      ------      --------         -------
    Total cost of revenue..    8,007         427          (140)          8,294
                             -------      ------      --------         -------
Gross profit...............   25,995       3,106          (904)         28,197
Operating expenses
  Product development......    5,241         813          (389)(F)       5,665
  Sales and marketing......   13,316         829          (206)(F)      13,939
  General and
   administrative..........    3,954         440          (200)(F)       4,194
  Purchased research and
   development.............   10,158          --       (10,158)(A)          --
  Amortization of
   intangibles.............      321          --           321 (B)         642
                             -------      ------      --------         -------
    Total operating
     expenses..............   32,990       2,082       (10,632)         24,440
                             -------      ------      --------         -------
Operating income (loss)....   (6,995)      1,024         9,728           3,757
Other income (expense),
 net.......................       --         (92)           --             (92)
Interest income............      194          --           (90)(D)         104
Interest expense...........     (701)         (4)         (504)(C)(F)   (1,209)
                             -------      ------      --------         -------
     Income (loss) before
      benefit from
      (provision for)
      income taxes.........   (7,502)        928         9,134           2,560
Benefit from (provision
 for) income taxes.........     (114)        (15)          334 (E)(F)      205
                             -------      ------      --------         -------
      Net income (loss)....  $(7,616)     $  913      $  9,468         $ 2,765
                             =======      ======      ========         =======
Net income (loss) per
 share.....................  $ (2.44)                                  $  0.56
                             =======                                   =======
Shares used in per share
 calculations..............    3,127                     1,827 (G)       4,954
                             =======                  ========         =======

    See the accompanying notes to Pro Forma Combined Condensed Consolidated
                     Statements of Operations (unaudited).

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES
                                      AND
                         NEW ERA SYSTEMS SERVICES LTD.

  NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

1. PURCHASE PRICE ALLOCATION:

  The following outlines the current estimates for the purchase price of the acquisition of New Era. Management believes that there will be no material adjustments to this allocation, which is based on an independent appraisal of the assets purchased and liabilities assumed as follows (in thousands):

   Purchased research and development.................................. $10,158
   Purchased software products.........................................   3,199
                                                                        -------
                                                                         13,357
   Net book value of tangible assets acquired, net of liabilities
    assumed............................................................     356
                                                                        -------
                                                                        $13,001
                                                                        =======

  In addition, contingent consideration up to a total of $5,200,000 is payable in cash on January 31, 1997 and 1998, upon the attainment of certain targeted revenue levels for New Era software products and maintenance. These amounts represent additional consideration paid for the acquisition of New Era and up to $2,700,000 will be recorded as purchased research and development and expensed, if the products in research and development at the date of the acquisition are still under research and development, and up to $800,000 will be recorded as purchased software products. Amounts paid in excess of amounts allocated to purchased research and development and purchased software products will be recorded as goodwill and amortized over the remaining life of the goodwill, which is estimated at five years from the date of the acquisition.

2. PRO FORMA ADJUSTMENTS:

  To reflect (i) the amortization and depreciation resulting from the allocation of the New Era purchase price to the assets acquired based on their fair value, as determined by the management of Interlink and an independent appraiser, (ii) the changes in interest income and expense resulting from the reduction in cash and cash equivalents and additional borrowings, respectively, and (iii) the income tax impact of the foregoing, certain pro forma adjustments have been made to the accompanying pro forma combined condensed consolidated statements of operations, assuming that the purchase took place on July 1, 1995, as follows:

  (A) Elimination of a non-recurring charge of $10,158,000 for purchased research and development. Due to the non-recurring nature of the purchased research and development, it has been assumed to have been charged to operations before the beginning of the pro forma periods.

  (B) Records the amortization of purchased software over five years as if the acquisition occurred on July 1, 1995 resulting in amortization of $321,000 for the year ended June 30, 1996. Only six months of amortization is reflected in this adjustment for the year ended June 30, 1996 as Interlink's historical consolidated statement of operations included amortization of $321,000 for six months.

  (C) Records the interest expense of $492,000 for the year ended June 30, 1996 on additional short-term borrowings of $3,500,000 at a rate of 10.5% and additional long-term borrowings, including non-interest-bearing borrowings assumed or incurred in the acquisition, all totaling approximately $5,600,000. Only six months interest is included in the adjustment for the year ended June 30, 1996 as Interlink's historical consolidated statement of operations includes interest expense related to the acquisition for six months.

  (D) Records the decrease in interest income resulting from the reduction of cash available for investment of approximately $4,500,000 disbursed in the acquisition.

              INTERLINK COMPUTER SCIENCES, INC. AND SUBSIDIARIES
                                      AND
                         NEW ERA SYSTEMS SERVICES LTD.

  NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


  (E) Adjusts the historical tax benefit of the Company for the tax benefit realized from the deductible portion of entries (B), (C), and (D) at 40% for Interlink and 45% for New Era, the incremental tax rate for each company.

  (F) Elimination of New Era's results of operations for the three months ended May 31, 1995 from New Era's results of operations for the nine months ended November 30, 1995 as Interlink's historical results of operations for the year ended June 30, 1996 includes the results of operations of New Era for six months from December 29, 1995, the date of acquisition, to June 30, 1996.

  (G) Increases shares used in the per share calculation for the dilutive impact of the conversion of 1,230,000 shares of Series 1 Preferred Stock to Common Stock on a one-for-one basis and the outstanding options and warrants using the modified treasury stock method.

                               AUDITORS' REPORT

To the Directors of
 New Era Systems Services Ltd.

  We have audited the consolidated balance sheets of New Era Systems Services Ltd. as at February 28, 1994 and 1995 and the consolidated statements of operations and deficit and cash flows for each of the years in the three year period ended February 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of New Era Systems Services Ltd. as at February 28, 1994 and 1995 and the results of its operations and the changes in its financial position for each of the years in the three year period ended February 28, 1995 in accordance with accounting principles generally accepted in the United States.

                                          Ernst & Young
                                          Chartered Accountants

Calgary, Canada
May 1, 1995

                         NEW ERA SYSTEMS SERVICES LTD.

                          CONSOLIDATED BALANCE SHEETS

                             (IN CANADIAN DOLLARS)

                                              FEBRUARY 28,
                                         ------------------------  NOVEMBER 30,
                                            1994         1995          1995
                                         -----------  -----------  ------------
                                                                   (UNAUDITED)
            ASSETS [note 4]
Current:
  Cash and cash equivalents............. $   182,409  $   276,147  $   762,032
  Accounts receivable (net of $160,000
   allowance for doubtful
   accounts at November 30, 1995; nil -
   February 28, 1995 and 1994)..........   1,493,654    1,522,294    1,066,975
  Prepaid expenses......................      26,945       46,418       51,934
  Investment tax credit receivable......     772,921      620,784    1,142,784
  Current portion of long-term receiv-
   ables [note 2].......................          --       40,026       88,645
                                         -----------  -----------  -----------
      Total current assets..............   2,475,929    2,505,669    3,112,370
Long-term receivables [note 2]..........     220,467      385,602      441,399
Investment in New Era Software Inc. ....      26,089      134,041      124,118
Fixed assets [note 3]...................     440,096      429,630      512,409
                                         -----------  -----------  -----------
      Total assets...................... $ 3,162,581  $ 3,454,942  $ 4,190,296
                                         ===========  ===========  ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
              (DEFICIENCY)
Current:
  Bank indebtedness [note 4]............ $   160,000  $    96,000           --
  Accounts payable and accrued liabili-
   ties.................................     770,340      431,959  $   345,739
  Current portion of deferred revenue
   [note 5].............................     344,625    1,658,221      859,083
  Current portion of long-term debt
   [note 6].............................      45,794       51,355      157,615
                                         -----------  -----------  -----------
      Total current liabilities.........   1,320,759    2,237,535    1,362,437
                                         -----------  -----------  -----------
Long-term debt [note 6].................   1,478,715    2,129,323    2,461,991
                                         -----------  -----------  -----------
Deferred revenue [note 5]...............      78,030       77,471       76,082
                                         -----------  -----------  -----------
Commitments [note 9]
Shareholders' equity (deficiency)
Share capital [note 7]..................   2,413,342    2,599,807    2,628,125
Deficit.................................  (2,128,265)  (3,589,194)  (2,338,339)
                                         -----------  -----------  -----------
      Total shareholders' equity
       (deficiency).....................     285,077     (989,387)     289,786
                                         -----------  -----------  -----------
      Total liabilities and
       shareholders' equity
       (deficiency)..................... $ 3,162,581  $ 3,454,942  $ 4,190,296
                                         ===========  ===========  ===========

                             See accompanying notes

                         NEW ERA SYSTEMS SERVICES LTD.

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

                             (IN CANADIAN DOLLARS)

                                                                   NINE MONTHS ENDED
                               YEARS ENDED FEBRUARY 28,              NOVEMBER 30,
                          ------------------------------------  ------------------------
                             1993        1994         1995         1994         1995
                          ----------  -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
Revenue [note 5]........  $2,570,680  $ 3,857,592  $ 3,937,725  $ 2,694,495  $ 4,839,137
                          ----------  -----------  -----------  -----------  -----------
Expenses:
  Sales and marketing...   1,176,358    2,635,110    2,647,208    2,156,225    1,533,039
  General and adminis-
   trative..............     571,501      588,861      758,599      514,258      586,516
  Research and develop-
   ment.................   1,487,450    1,459,470    1,583,174    1,166,332    1,060,731
  Royalties.............      49,881       70,524      103,369       39,021      102,152
  Depreciation..........     125,032      205,310      238,148      178,553      147,465
  Interest on long-term
   debt.................      24,202       21,950       19,787       14,911        5,654
  Restructuring of U.S.
   operations...........          --       86,727      116,613       52,124        5,348
  Foreign exchange
   (gain) loss..........     (83,638)     (86,549)       3,952       14,703      117,571
  Gain on sale of soft-
   ware assets..........    (110,063)          --       (8,570)          --           --
                          ----------  -----------  -----------  -----------  -----------
      Total expenses....   3,240,723    4,981,403    5,462,280    4,136,127    3,558,476
                          ----------  -----------  -----------  -----------  -----------
Income (loss) from oper-
 ations.................    (670,043)  (1,123,811)  (1,524,555)  (1,441,632)   1,280,661
Equity earnings (loss)
 from investment
 [note 1]...............    (107,237)     (24,607)      87,640       52,714       (9,923)
                          ----------  -----------  -----------  -----------  -----------
Income (loss) before
 income taxes...........    (777,280)  (1,148,418)  (1,436,915)  (1,388,918)   1,270,738
Current income taxes
 (recovery) [note 8]....     (57,990)      14,405       24,014        8,173       19,883
                          ----------  -----------  -----------  -----------  -----------
Net income (loss) for
 the period.............  $ (719,290) $(1,162,823) $(1,460,929) $(1,397,091) $ 1,250,855
                          ==========  ===========  ===========  ===========  ===========
Deficit, beginning of
 period.................  $ (246,152) $  (965,442) $(2,128,265) $(2,128,265) $(3,589,194)
                          ----------  -----------  -----------  -----------  -----------
Deficit, end of period..  $ (965,442) $(2,128,265) $(3,589,194) $(3,525,356) $(2,338,339)
                          ==========  ===========  ===========  ===========  ===========
Earnings (loss) per
 share..................  $    (4.01) $     (5.35) $     (6.25) $     (5.98) $      5.35
                          ==========  ===========  ===========  ===========  ===========
Shares used in per share
 calculation............     179,370      217,287      233,817      233,767      233,966
                          ==========  ===========  ===========  ===========  ===========


                             See accompanying notes

                         NEW ERA SYSTEMS SERVICES LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (IN CANADIAN DOLLARS)

                                                                NINE MONTHS ENDED
                             YEARS ENDED FEBRUARY 28,              NOVEMBER 30,
                         -----------------------------------  -----------------------
                           1993        1994         1995         1994         1995
                         ---------  -----------  -----------  -----------  ----------
                                                                   (UNAUDITED)
Cash flows from operat-
 ing activities:
 Net income (loss) for
  the period............ $(719,290) $(1,162,823) $(1,460,929) $(1,397,091) $1,250,855
 Add (deduct) items not
  requiring cash:
  Depreciation..........   125,032      205,310      238,148      178,553     147,465
  Gain on sale of soft-
   ware assets..........  (110,063)          --       (8,570)          --          --
  Equity (earnings) loss
   from investment......   107,237       24,607      (87,640)     (52,714)      9,923
 Net change in non-cash
  working capital
  balances related to
  operations [note 10]..   525,519     (608,902)     706,054      583,439  (1,067,678)
                         ---------  -----------  -----------  -----------  ----------
    Net cash provided by
     (used in) operating
     activities.........   (71,565)  (1,541,808)    (612,937)    (687,813)    340,565
                         ---------  -----------  -----------  -----------  ----------
Cash flows from invest-
 ing activities:
 Additions to fixed as-
  sets..................  (298,240)    (322,336)    (239,003)     (98,612)   (230,244)
 Proceeds on sale of
  fixed assets..........        --           --       19,891           --          --
 Investment.............        --           --      (20,312)          --          --
                         ---------  -----------  -----------  -----------  ----------
    Net cash used in
     investing
     activities.........  (298,240)    (322,336)    (239,424)     (98,612)   (230,244)
                         ---------  -----------  -----------  -----------  ----------
Cash flows from financ-
 ing activities:
 Increase in notes re-
  ceivable..............   (38,967)     (16,500)     (16,500)     (12,375)    (12,375)
 Proceeds from long-term
  debt..................   954,119      606,651      698,283      705,870     489,932
 Repayment of long-term
  debt..................   (10,057)     (26,204)     (42,114)     (66,913)    (51,004)
 Issue of share capital.   712,991      739,495        2,500        2,500       4,925
 Issue of share options.        --           --           --           --       6,700
 Net change in non-cash
  working capital
  balances related to
  financing [note 10]...  (834,231)     307,112      303,930      190,400     (62,614)
                         ---------  -----------  -----------  -----------  ----------
    Net cash provided by
     financing
     activities.........   783,855    1,610,554      946,099      819,482     375,564
                         ---------  -----------  -----------  -----------  ----------
Net increase (decrease)
 in cash and cash
 equivalents during
 period.................   414,050     (253,590)      93,738       33,057     485,885
Cash and cash
 equivalents, beginning
 of period..............    21,949      435,999      182,409      182,409     276,147
                         ---------  -----------  -----------  -----------  ----------
Cash and cash equiva-
 lents, end of period... $ 435,999  $   182,409  $   276,147  $   215,466  $  762,032
                         =========  ===========  ===========  ===========  ==========
Supplemental disclosure
 of cash flow
 information:
 Interest paid on long-
  term debt............. $  24,202  $    21,950  $    19,787  $    14,911  $    5,654
 Income taxes paid (re-
  covered)..............   (57,990)      14,405       24,014        8,173      19,883
 Proceeds on sale of
  software..............   157,933           --           --           --          --
 Investment.............  (157,933)          --           --           --          --

                             See accompanying notes

                         NEW ERA SYSTEMS SERVICES LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


1. SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company is incorporated under the laws of Canada and the consolidated financial statements are presented in Canadian dollars.

BASIS OF CONSOLIDATION

  The consolidated financial statements include the accounts of Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

CASH EQUIVALENTS

  The Company considers all investments with a maturity of three months or less from the date of purchase and money market funds to be cash equivalents.

REVENUE RECOGNITION

  Revenue from product sales is recognized upon delivery of the software, if collectability is probable and remaining obligations are insignificant. Estimated returns and provisions for estimated insignificant costs are recorded upon shipment. Maintenance and support revenues, including revenue bundled with initial licensing fees, are recognized ratably over the contractual period of customer support.

FIXED ASSETS

  Fixed assets are stated at cost and depreciated on the straight-line basis over estimated useful lives of the assets. These lives are generally two years for computer equipment and software and five years for furniture and equipment. Automobiles are amortized over the remaining term of the lease. Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in operations.

PRODUCT DEVELOPMENT COSTS

  Costs related to the conceptual formulation and design of software products are expensed as product development while costs incurred subsequent to establishing technological feasibility of software products are capitalized, if material, until general release of the product. There have been no product development costs capitalized since the Company began active business operations.

INVESTMENT

  The Company accounts for its investment in New Era Software Inc., using the equity method. On December 1, 1994, additional shares were issued by New Era Software Inc. diluting the Company's ownership interest from 40% to 34.2%.

INCOME TAXES

  Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". Under SFAS 109, deferred tax assets and liabilities are

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

FOREIGN CURRENCY TRANSLATION

  The Company's functional currency is Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates in effect on the dates the assets were acquired or liabilities were assumed. Revenues and expenses are translated at rates of exchange prevailing on the transaction dates. Gains and losses on translation are reflected in income when incurred.

INVESTMENT TAX CREDITS

  Investment tax credits relating to software development are recognized at such time as their recovery is reasonably assured and are recorded as a reduction of research and development expenses.

INTERIM FINANCIAL DATA (UNAUDITED)

  The unaudited financial statements for the nine months ended November 30, 1994 and 1995 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations, in accordance with accounting principles generally accepted in the United States.

EARNINGS (LOSS) PER SHARE

  Earnings (loss) per common and common equivalent share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options using the treasury stock method.


2. LONG TERM RECEIVABLES

                                                    FEBRUARY 28,
                                                  ----------------- NOVEMBER 30,
                                                    1994     1995       1995
                                                  -------- -------- ------------
   Leases receivable.............................       -- $188,661   $280,702
   NOTE RECEIVABLE FROM AFFILIATE:
   HTS Hi-Tech Systems Ltd.
     Note receivable............................. $165,000  165,000    165,000
     Interest receivable.........................   55,467   71,967     84,342
                                                  -------- --------   --------
                                                   220,467  425,628    530,044
     Less current portion........................       --   40,026     88,645
                                                  -------- --------   --------
                                                  $220,467 $385,602   $441,399
                                                  ======== ========   ========

  Leases receivable are sales-type leases, which relate to the sale of HARBOR software. The above amount represents the future aggregate minimum lease payments over the next four years.

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


  The note receivable from HTS Hi-Tech Systems Ltd., a shareholder, has no specified terms of repayment, bears interest at 10% per annum and has 20,000 Class A preferred shares of the Company pledged as collateral.

3. FIXED ASSETS

                                            FEBRUARY 28,
                            ---------------------------------------------
                                    1994                   1995              NOVEMBER 30, 1995
                            --------------------- ----------------------- -----------------------
                                     ACCUMULATED             ACCUMULATED             ACCUMULATED
                              COST   DEPRECIATION    COST    DEPRECIATION    COST    DEPRECIATION
                            -------- ------------ ---------- ------------ ---------- ------------
   Computer equipment...... $658,288   $384,014   $  683,424   $501,889   $  755,093   $535,657
   Computer software.......  111,546     91,499      264,935    123,519      365,801    177,065
   Furniture and fixtures..  112,313     29,493      109,509     43,791      130,899     61,219
   Automobiles.............   75,546     12,591       75,546     38,719       75,546     45,123
   Trademark...............       --         --        4,134         --        4,134         --
                            --------  ----------  ----------  ----------  ----------  ----------
                            $957,693   $517,597   $1,137,548   $707,918   $1,331,473   $819,064
                            ========  ==========  ==========  ==========  ==========  ==========
   Net book value..........       $440,096               $429,630                $512,409
                            ===================   =====================   =====================

4. BANK INDEBTEDNESS

  The Company has a $480,000 revolving credit facility. Amounts outstanding under the facility bear interest at bank prime plus 1%. The Company has pledged as collateral a general security agreement against all assets.

5. DEFERRED REVENUE

                                                   FEBRUARY 28,
                                                ------------------- NOVEMBER 30,
                                                  1994      1995        1995
                                                -------- ---------- ------------
   Unearned maintenance revenue................ $422,655 $  612,138   $935,165
   Prepaid royalties...........................       --  1,123,554         --
                                                -------- ----------   --------
                                                 422,655  1,735,692    935,165
   Less current portion........................  344,625  1,658,221    859,083
                                                -------- ----------   --------
                                                $ 78,030 $   77,471   $ 76,082
                                                ======== ==========   ========

  Prepaid royalties relate to amounts received in advance from Hitachi Data Systems Corporation with respect to the marketing rights acquired for the sale of HARBOR software in the United States.

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


6. LONG-TERM DEBT

                                                FEBRUARY 28,
                                            --------------------- NOVEMBER 30,
                                               1994       1995        1995
                                            ---------- ---------- ------------
   Western Economic Diversification loan
   #1...................................... $  888,097 $  888,097  $  888,097
   Western Economic Diversification loan
   #2......................................    530,549  1,228,832   1,714,764
   Obligation under capital leases.........    105,863     63,749      16,745
                                            ---------- ----------  ----------
                                             1,524,509  2,180,678   2,619,606
   Less current portion....................     45,794     51,355     157,615
                                            ---------- ----------  ----------
                                            $1,478,715 $2,129,323  $2,461,991
                                            ========== ==========  ==========

  On June 12, 1995 the Western Economic Diversification agreement regarding loan #1 was amended, such that it is repayable in quarterly installments commencing June 30, 1996. Interest does not accrue until 1996 and only if any amount remains unpaid 30 days after the due date. Interest accrues at 3% above the Bank of Canada rate. Installments may be accelerated if certain conditions are met.

  On June 12, 1995 the Western Economic Diversification agreement regarding loan #2 was amended, such that it is repayable in quarterly installments commencing June 30, 1996. Interest of 3% above the Bank of Canada rate does not accrue until 1996 and only if any amount remains unpaid 30 days after the due date. Installments may be accelerated if certain conditions are met.

  The future principal repayments of the Western Diversification loans and obligation under capital leases are as follows:

                                        WESTERN DIVERSIFICATION OBLIGATION UNDER
                                                 LOANS           CAPITAL LEASE
                                        ----------------------- ----------------
      1996 (Three months)..............       $  140,870            $16,745
      1997.............................          280,000                 --
      1998.............................          300,000                 --
      1999.............................          320,000                 --
      2000.............................          320,000                 --
      Thereafter.......................        1,241,991                 --
                                              ----------            -------
                                              $2,602,861            $16,745
                                              ==========            =======

7. SHARE CAPITAL

AUTHORIZED

  Unlimited Class A common shares, restricted as to dividend payments thereon unless the net realizable value of assets less liabilities exceeds the combined redemption value of Class A and Class B preferred shares

  100,000 Class A, 8% cumulative preferred non-voting shares, redeemable at the option of the company or the holder at $8.25 per share on or after September 1, 1993

  100,000 Class B, 8% cumulative preferred non-voting shares, redeemable at the option of the company or the holder at $8.25 per share on or after September 1, 1993

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


                                                             NOVEMBER 30, 1995
                                                           ---------------------
                                                           NUMBER
                                                             OF
                                                           SHARES  CONSIDERATION
                                                           ------- -------------
     COMMON SHARES
     Class A.............................................. 233,867  $1,989,431
     Issued for cash......................................     197       4,925
     Proceeds on sale of options..........................      --       6,700
                                                           -------  ----------
                                                           234,064  $2,001,056
                                                           =======  ==========
     PREFERRED SHARES
     Class A..............................................  70,000  $  577,500
     Class B..............................................  30,000     247,500
                                                           -------  ----------
                                                           100,000     825,000
                                                           -------  ----------
     Notes receivable from employees......................      --    (197,931)
                                                           -------  ----------
                                                           334,064  $2,628,125
                                                           =======  ==========

                                                      FEBRUARY 28,
                            -----------------------------------------------------------------
                                    1993                  1994                  1995
                            --------------------- --------------------- ---------------------
                            NUMBER                NUMBER                NUMBER
                              OF                    OF                    OF
                            SHARES  CONSIDERATION SHARES  CONSIDERATION SHARES  CONSIDERATION
                            ------- ------------- ------- ------------- ------- -------------
   COMMON SHARES
   Class A................. 149,934  $  534,445   200,806  $1,247,436   233,767  $1,986,931
   Issued for cash.........  50,872     712,991    32,961     739,495       100       2,500
                            -------  ----------   -------  ----------   -------  ----------
                            200,806  $1,247,436   233,767  $1,986,931   233,867  $1,989,431
                            =======  ==========   =======  ==========   =======  ==========
   PREFERRED SHARES
   Class A.................  70,000  $  577,500    70,000  $  577,500    70,000  $  577,500
   Class B.................  30,000     247,500    30,000     247,500    30,000     247,500
                            -------  ----------   -------  ----------   -------  ----------
                            100,000  $  825,000   100,000  $  825,000   100,000  $  825,000
                            =======  ==========   =======  ==========   =======  ==========
   Notes receivable
    from employees.........      --  $ (472,145)       --  $ (398,589)       --  $ (214,624)
                            -------  ----------   -------  ----------   -------  ----------
                            308,806  $1,600,291   333,767  $2,413,342   333,867  $2,599,807
                            =======  ==========   =======  ==========   =======  ==========

  Included in the Class A and Class B preferred shares is a contributed surplus of $507,500 and $205,500 respectively.

  The dividends on the Class A and Class B, 8% cumulative preferred non-voting shares have not been declared or paid. As at November 30, 1995, the cumulative amount in arrears are $219,450 (February 28, 1995--$184,800; February 28, 1994--$138,600) and $94,050 (February 28, 1995--$79,200; February 28, 1994--
$59,400) respectively.

  At November 30, 1995 directors, officers and employees held options to purchase 50,000 Class A common shares of the Company at a price of $15 per share. The options expire on February 28, 1998.

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


  Upon the issue of common shares from treasury, or under option, the proceeds are credited to the common stock account. No charges are made against income with respect to these transactions, as the options are issued at fair market value.

  The notes receivable from employees represent advances to employees of the Company and one of its wholly owned subsidiaries to purchase Class A common shares. The notes bear interest at rates between 6% and 11% per annum and are repayable over three to ten years. The common shares purchased have been pledged as collateral for the notes receivable.

8. INCOME TAXES

  The provision for income taxes differs from the amount that would have been expected by applying corporate income tax rates to income before income taxes. The principal reasons for this difference are as follows:

                                                                NINE MONTHS ENDED
                              YEARS ENDED FEBRUARY 28,            NOVEMBER 30,
                          ----------------------------------  ----------------------
                             1993        1994        1995        1994        1995
                          ----------  ----------  ----------  ----------  ----------
Domestic income (loss)
 before income taxes....  $ (515,283) $ (348,817) $ (647,530) $ (536,783) $ (227,545)
Foreign income (loss)
 before income taxes....    (261,997)   (800,101)   (789,385)   (852,135)  1,498,283
                          ----------  ----------  ----------  ----------  ----------
Income (loss) before
 income taxes...........    (777,280) (1,148,918) (1,436,915) (1,388,918)  1,270,738
                          ----------  ----------  ----------  ----------  ----------
Expected tax expense
 (recovery).............    (344,646)   (509,209)   (637,128)   (619,180)    566,495
Add (deduct) impact of:
  Non-taxable portion of
   royalty income.......     (19,860)    (12,705)    (34,791)     21,862      19,860
  Investment tax credit
   earned...............     (34,698)    (31,703)    (62,672)    (63,436)    (55,342)
  Non-taxable portion of
   capital gain.........     (12,200)         --          --          --          --
  Non-deductible equity
   loss (earnings)......      47,549      10,911     (38,859)     23,373       4,399
  Foreign rate
   differences..........      27,733      79,158      74,307     123,256     (52,312)
  Other.................      26,836     (70,797)     97,563      61,930      69,704
                          ----------  ----------  ----------  ----------  ----------
                            (309,286)   (534,345)   (601,580)   (452,195)    552,804
Less change in valuation
 allowance..............     251,296     548,750     625,594     460,368    (532,921)
                          ----------  ----------  ----------  ----------  ----------
                          $  (57,990) $   14,405  $   24,014  $    8,173  $   19,883
                          ==========  ==========  ==========  ==========  ==========

  As at November 30, 1995, the Company had net operating losses carried forward for income taxes purposes of approximately $195,348 which are available to be carried forward to future periods. These losses expire as follows:

                                                        CANADA IRELAND   TOTAL
                                                        ------ -------- --------
   1999................................................ $1,021       -- $  1,021
   Indefinitely........................................     -- $194,327  194,327
                                                        ------ -------- --------
                                                        $1,021 $194,327 $195,348
                                                        ====== ======== ========

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


  The Company has investment tax credits of $370,000 available as a reduction of future years' taxes payable. These credits expire in 2002 ($53,000), 2003 ($32,000), 2004 ($41,000), 2005 ($79,000) and 2006 ($165,000).

  The deferred tax asset primarily represents research and development expenditures charged against income in the financial statements but not yet deducted for income tax purposes. As there is substantial uncertainty as to whether these deductions will be utilized, the Company has established a valuation allowance to recognize this uncertainty.

                                     FEBRUARY 28,                  NOVEMBER 30,
                            ---------------------------------  ----------------------
                              1993       1994        1995         1994        1995
                            ---------  ---------  -----------  -----------  ---------
   Deferred tax asset...... $ 251,296  $ 800,046  $ 1,425,640  $ 1,260,414  $ 892,719
   Valuation allowance.....  (251,296)  (800,046)  (1,425,640)  (1,260,414)  (892,719)
                            ---------  ---------  -----------  -----------  ---------
   Net deferred tax asset..        --         --           --           --         --
                            =========  =========  ===========  ===========  =========

9. COMMITMENTS

  Future minimum lease payments over the next five years under the Company's office leases are as follows:

      1996 (three months).............................................. $ 42,413
      1997.............................................................  169,650
      1998.............................................................  163,962
      1999.............................................................  156,000
      2000.............................................................  156,000
      Thereafter.......................................................   13,000
                                                                        --------
                                                                        $701,025
                                                                        ========

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


10. NET CHANGE IN NON-CASH WORKING CAPITAL

                                                                NINE MONTHS ENDED
                              YEARS ENDED FEBRUARY 28,            NOVEMBER 30,
                          ----------------------------------  ----------------------
                            1993        1994         1995       1994        1995
                          ---------  -----------  ----------  ---------  -----------
(INCREASE) DECREASE IN
CURRENT ASSETS
 Accounts receivable....  $ (39,577) $(1,020,678) $  (28,640) $ 206,491  $   455,319
 Prepaid expenses.......      5,826      (19,043)    (19,473)   (30,043)      (5,516)
 Investment tax credit
  receivable............   (161,885)     (93,858)    152,137    250,921     (522,000)
 Lease receivable.......         --           --    (188,661)    (4,125)     (92,041)
 Notes receivable from
  employees.............   (292,437)      73,556     183,965    175,204       16,693
                          ---------  -----------  ----------  ---------  -----------
                          $(488,073) $(1,060,023) $   99,328  $ 598,448  $  (147,545)
                          =========  ===========  ==========  =========  ===========
INCREASE (DECREASE) IN
 CURRENT LIABILITIES
 Bank indebtedness......         --  $   160,000  $  (64,000) $(160,000) $   (96,000)
 Accounts payable and
  accrued liabilities...  $  (7,189)     419,628    (338,381)   335,755      (86,220)
 Deferred maintenance
  revenue...............    186,550      178,605   1,313,037       (364)    (800,527)
                          ---------  -----------  ----------  ---------  -----------
                            179,361      758,233     910,656    175,391     (982,747)
                          ---------  -----------  ----------  ---------  -----------
                          $(308,712) $  (301,790) $1,009,984  $ 773,839  $(1,130,292)
                          =========  ===========  ==========  =========  ===========
NET CHANGE IN NON-CASH
WORKING CAPITAL BALANCES
RELATED TO:
 Operating..............  $ 525,519  $  (608,902) $  706,054  $ 583,439  $(1,067,678)
 Financing..............   (834,231)     307,112     303,930    190,400      (62,614)
                          ---------  -----------  ----------  ---------  -----------
                          $(308,712) $  (301,790) $1,009,984  $ 773,839  $(1,130,292)
                          =========  ===========  ==========  =========  ===========

11. SUBSEQUENT EVENTS

  On December 28, 1995 the Company sold its 34.2% interest in New Era Software Inc. and the royalty rights to certain software owned by New Era Software Inc. for net cash consideration of U.S. $540,000.

  On December 29, 1995, 100% of the issued and outstanding common shares of the Company were acquired by Interlink Computer Sciences, Inc. Immediately prior to this acquisition all of the Class A preferred shares of the Company were redeemed for aggregate consideration of $808,500, including unpaid dividends.

                         NEW ERA SYSTEMS SERVICES LTD.

                             (IN CANADIAN DOLLARS)

          Information for the nine months ended November 30, 1994 and information for periods subsequent to February 28, 1995 is unaudited


12. SEGMENTED INFORMATION

  The Company is involved in three distinct geographic segments.

                                                                 NINE MONTHS ENDED
                              YEARS ENDED FEBRUARY 28,              NOVEMBER 30,
                         ------------------------------------  -----------------------
                            1993        1994         1995         1994         1995
                         ----------  -----------  -----------  -----------  ----------
REVENUES:
  Canada................ $1,719,017  $ 2,613,710  $ 1,984,688  $ 1,519,033  $2,581,708
  United States.........    851,663      856,100    1,134,611      766,090   1,370,104
  Ireland...............         --      387,782      818,426      409,372     887,325
                         ----------  -----------  -----------  -----------  ----------
    Total revenues...... $2,570,680  $ 3,857,592  $ 3,937,725  $ 2,694,495  $4,839,137
                         ==========  ===========  ===========  ===========  ==========
OPERATING INCOME:
  Canada................ $ (408,046) $  (323,710) $  (735,170) $  (589,497) $ (217,622)
  United States.........   (261,997)    (735,244)    (583,604)    (534,430)  1,305,417
  Ireland...............         --      (64,857)    (205,781)    (317,705)    192,866
                         ----------  -----------  -----------  -----------  ----------
    Total operating
     income............. $ (670,043) $(1,123,811) $(1,524,555) $(1,441,632) $1,280,661
                         ==========  ===========  ===========  ===========  ==========
                                    FEBRUARY 28,                    NOVEMBER 30,
                         ------------------------------------  -----------------------
                            1993        1994         1995         1994         1995
                         ----------  -----------  -----------  -----------  ----------
ASSETS:
  Canada................ $1,389,923  $ 1,804,852  $ 1,921,001  $ 1,564,247  $2,121,554
  United States.........    783,750      966,699      897,420      662,388   1,283,489
  Ireland...............         --      391,030      636,521      355,681     785,253
                         ----------  -----------  -----------  -----------  ----------
    Total assets........ $2,173,673  $ 3,162,581  $ 3,454,942  $ 2,582,316  $4,190,296
                         ==========  ===========  ===========  ===========  ==========

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      INTERLINK COMPUTER SCIENCES, INC.
                     1997 ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 6, 1997

     The undersigned stockholder of INTERLINK COMPUTER SCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 29, 1997, and hereby appoints Charles W. Jepson and Gloria M. Purdy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of INTERLINK COMPUTER SCIENCES, INC., to be held on March 6, 1997 at 2:00 p.m. local time, at the Marriott Courtyard, 4700 Lakeview Boulevard, Fremont, California 94538 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below:

     1.   ELECTION OF DIRECTORS:

          [_]  FOR all nominees listed below         [_]  WITHHOLD
               (except as indicated)

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

     Charles W. Jepson, D. Benedict Dulley, Thomas H. Bredt, Ronald W. Braniff, Andrew I. Fillat

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                   DATED: ____________________, 1997



                                   --------------------------------------------
                                                    Signature



                                   --------------------------------------------
                                                    Signature


(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)